Filed Pursuant to Rule 424(b)(2)
                                     Registration Statement File No. 333-63005

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the information herein has been completed. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





                  SUBJECT TO COMPLETION, DATED MARCH 20, 2000
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 21, 1999)

                                 $495,000,000
                         Huntington Auto Trust 2000-A
                         The Huntington National Bank
                              Seller and Servicer

                          SSB Vehicle Securities Inc.
                                   Depositor
                             ---------------------


                                         Class A-2                        Class A-4                         Class C
                      Class A-1 Notes      Notes       Class A-3 Notes      Notes        Class B Notes    Certificates
Principal Amount       $130,000,000     $108,000,000    $166,000,000     $71,000,000      $15,000,000      $5,000,000

Price to Public(1)

Underwriting
Discount

Proceeds to the
Depositor(1)(2)

Interest Rate

Distribution Date     Monthly on the     Monthly on    Monthly on the     Monthly on    Monthly on the     Monthly on
                           15th           the 15th          15th           the 15th          15th           the 15th

First Distribution
Date                  April 17, 2000   April 17, 2000  April 17, 2000   April 17, 2000  April 17, 2000   April 17, 2000

Final Scheduled       April 15, 2001    October 15,     July 15, 2004   July 15, 2005     January 15,    March 15, 2007
Distribution Date                           2002                                             2006

--------------

(1)Plus accrued interest, if any, from March    , 2000.
(2)Before deducting expenses expected to be $           .

Principal will be paid to the Class A Noteholders in sequential order. The Class B Notes are subordinated to the Class A Notes. The Class B Notes will not receive distributions of principal until after the Class A Notes are paid in full. The Class C Certificates are subordinated to the Class A Notes and the Class B Notes. The Class C Certificates will not receive distributions of principal until after the Class A Notes and the Class B Notes are paid in full.

These Securities are obligations of or interests in Huntington Auto Trust 2000-A and are backed by the assets of the Trust. Neither these Securities nor the assets of the Trust are obligations of or interests in The Huntington National Bank, SSB Vehicle Securities Inc. or any of their affiliates.

Before you purchase these Securities, be sure you understand the structure and risks. See "Risk Factors" beginning on page S-12 of this Prospectus Supplement and page 8 of the accompanying Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved the Securities or determined that this Prospectus Supplement and Prospectus are accurate or complete. Any representation to the contrary is a criminal offense.
                                ---------------
These Securities are offered subject to availability. We expect that these Securities will be delivered in book-entry form on or about March , 2000 through the facilities of DTC, Clearstream and the Euroclear System.
                                ---------------
                                 Class A Notes
Salomon Smith Barney
                           Huntington Capital Corp.
                                                            Lehman Brothers
                    Class B Notes and Class C Certificates

                             Salomon Smith Barney
March   , 2000

Content of Prospectus Supplement and Prospectus

         We provide information to you about the Securities in two separate documents that provide different levels of detail: (a) the Prospectus, which provides general information, some of which may not apply to the Securities, and (b) this Prospectus Supplement, which describes the specific terms of the Securities.

         If the descriptions of your Notes or your Certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

         We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents on page S-3 of this document provides the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the Prospectus are defined under the caption "Index of Defined Terms" on page S-58 in this Prospectus Supplement and under the caption "Index of Terms" beginning on page 59 in the Prospectus.

Limitations on Offers or Solicitations

         We do not intend this document to be an offer or solicitation:

         (A) if used in a jurisdiction in which the offer or solicitation is not authorized;

         (B) if the person making the offer or solicitation is not qualified to do so; or

         (C) if the offer or solicitation is made to anyone to whom it is unlawful to make that offer or solicitation.

Transactions That May Affect the Price of the Securities

         Persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. These transactions may include stabilizing and the purchase of Securities to cover syndicate short positions. For a description of these activities, see "Underwriting" in this Prospectus Supplement.

                          REPORTS TO SECURITYHOLDERS

         Unless and until the Notes or the Certificates are issued in definitive certificated form, Huntington, as servicer, will send monthly and annual unaudited reports containing information concerning the Receivables and payments in respect of the Securities only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Securities. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the Prospectus. Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. SSB Vehicle Securities Inc., as depositor of the Trust, will file with the SEC those periodic reports that are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.


                               Table of Contents

                             Prospectus Supplement

                                                                          Page
Summary of Terms...........................................................S-4
Risk Factors..............................................................S-12
The Seller................................................................S-16
Huntington's Automobile Financing Programs................................S-17
The Trust.................................................................S-21
The Receivables Pool......................................................S-22
The Depositor.............................................................S-28
Use of Proceeds...........................................................S-28
Weighted Average Life of the Securities...................................S-28
Description of the Notes..................................................S-34
Description of the Class C Certificates...................................S-40
Certain Information Regarding the Securities..............................S-41
Description of the Transfer and Servicing Agreements......................S-44
Material Federal Income Tax Consequences..................................S-57
ERISA Considerations......................................................S-57
Underwriting..............................................................S-58
Legal Matters.............................................................S-59
Index of Defined Terms....................................................S-60



                                  Prospectus

                                                                         Page

Summary of Terms.............................................................3
The Trusts..................................................................13
The Receivables Pools.......................................................14
Weighted Average Life of the Securities.....................................16
Pool Factors and Trading Information........................................16
Use of Proceeds.............................................................17
The Company.................................................................17
Description of the Notes....................................................17
Description of the Certificates.............................................22
Certain Information Regarding the Securities................................23
Description of the Transfer and Servicing Agreements........................31
Certain Legal Aspects of the Receivables....................................40
Material Federal Income Tax Consequences....................................44
ERISA Considerations........................................................56
Plan of Distribution........................................................58
Legal Opinions..............................................................58
Index of Terms..............................................................59
ANNEX I: Global Clearance, Settlement and
    Tax Documentation Procedures...........................................I-1



                               SUMMARY OF TERMS

    The following description is only a summary of the main terms of the Securities. For this reason, it does not contain all the information that may be important to you. You will find a detailed description of the terms of the Securities following this summary and in the Prospectus.

Issuer.....................................................  Huntington Auto Trust 2000-A (the "Trust"), a
                                                             Delaware business trust.

Seller of the Receivables..................................  The Huntington National Bank,  a  national  banking association  ("Huntington" and, in such capacity,  the
                                                             "Seller").

Servicer of the Receivables................................  Huntington (in such capacity, the "Servicer").

Depositor..................................................  SSB  Vehicle  Securities  Inc.  (the  "Depositor"), a
                                                             bankruptcy-remote, special-purpose Delaware corporation.

Indenture Trustee..........................................  The Chase Manhattan Bank,  a New York banking corporation (the "Indenture Trustee").

Owner Trustee..............................................  Wilmington Trust Company, a Delaware banking corporation (the "Owner Trustee").

Securities Issued by the Trust.............................  The  Trust  will  issue  the  Notes  and  Certificates
                                                             described  on  the  cover  page   (collectively,   the
                                                             "Securities").  The  assets of the Trust  will  secure
                                                             the Securities.

The Receivables............................................  The Trust's  main source of funds for making  payments on the  Securities  will be  collections  on its motor
                                                             vehicle retail  installment  sales contracts and motor
                                                             vehicle  installment  loan notes (the  "Receivables").
                                                             All  of the  Receivables  will  be  secured  by  motor
                                                             vehicles and will provide for equal  monthly  payments
                                                             over the  terms of the  Receivables.  The  Receivables
                                                             will  consist  of  the  Initial  Receivables  and  the
                                                             Subsequent Receivables (as defined below).

                                                             The "Initial Receivables" will have an aggregate
                                                             principal balance of approximately $391,089,168 as of
                                                             the close of business on February 29, 2000 (the
                                                             "Initial Cutoff Date"). As of the Initial Cutoff Date,
                                                             the weighted average annual percentage rate (the
                                                             "APR") of the Initial Receivables was approximately
                                                             9.29%, the weighted average remaining maturity of the
                                                             Initial Receivables was approximately 52 months, and
                                                             the weighted average original maturity of the Initial
                                                             Receivables was approximately 61 months. No Initial
                                                             Receivable has a scheduled maturity later than March
                                                             31, 2006.

                                                             The Subsequent Receivables will have an aggregate
                                                             principal balance of approximately $108,910,800 as of
                                                             the close of business on March , 2000 (the "Subsequent
                                                             Cutoff Date"). Although the characteristics of the
                                                             Subsequent Receivables will vary somewhat from the
                                                             characteristics of the Initial Receivables described
                                                             herein, such variance is not expected to be material.

                                                             The "Original Pool Balance" will be equal to the sum
                                                             of the aggregate principal balance of the Initial
                                                             Receivables as of the Initial Cutoff Date and the
                                                             Subsequent Receivables as of the Subsequent Cutoff
                                                             Date.

                                                             As of the Closing Date, the Original Pool Balance will
                                                             be approximately $500,000,000.

                                                             See "The Receivables Pool" in this Prospectus
                                                             Supplement.

Closing Date...............................................  On or about March   , 2000.

Terms of the Notes

      A.  Distribution Dates...............................  Payments of interest  and  principal on the Notes will be  made on the  15th  day of each  month  or,  if any
                                                             such  day  is  not  a  Business   Day,   on  the  next
                                                             succeeding   Business  Day  (each,   a   "Distribution
                                                             Date"),  commencing on April 17, 2000.  Each reference
                                                             to a "Payment Date" in the  Prospectus  shall refer to
                                                             a Distribution Date herein.

      B.  Per Annum Interest Rates.........................  Class A-1 Rate.....................................  %
                                                             Class A-2 Rate.....................................  %
                                                             Class A-3 Rate.....................................  %
                                                             Class A-4 Rate.....................................  %
                                                             Class B Rate.......................................  %

      C.  Interest Accrual Period..........................  The  "Interest  Accrual  Period"  for  the  Class  A-1
                                                             Notes,  with respect to any  Distribution  Date,  will
                                                             be  the  period  from  and   including  the  preceding
                                                             Distribution   Date  through  and  including  the  day
                                                             immediately  prior  to  such  Distribution  Date  with
                                                             interest   calculated  on  the  basis  of  the  actual
                                                             number  of  days  in  the  related   Interest  Accrual
                                                             Period  and a  360-day  year.  The  "Interest  Accrual
                                                             Period"  for the  Notes  (other  than  the  Class  A-1
                                                             Notes),  with respect to any  Distribution  Date, will
                                                             be the period from and  including  the 15th day of the
                                                             preceding  calendar  month to and  including  the 14th
                                                             day of the calendar  month in which such  Distribution
                                                             Date occurs,  with  interest  calculated  on the basis
                                                             of  a  360-day  year   consisting   of  twelve  30-day
                                                             months.   Notwithstanding  the  foregoing,  the  first
                                                             Interest  Accrual  Period  for the Notes will begin on
                                                             and  include  the  Closing  Date  and  will end on and
                                                             include the day before the first Distribution Date.

      D.  Principal

        (1) Sequential Payment among Classes...............  Principal   will  be  paid  to  the   Noteholders   in
                                                             sequential  order.  No  principal   payments  will  be
                                                             made on the  Class  A-2  Notes  until  the  Class  A-1
                                                             Notes have been paid in full.  No  principal  payments
                                                             will be made on the Class  A-3  Notes  until the Class
                                                             A-2  Notes  have  been  paid  in  full.  No  principal
                                                             payments  will be made on the Class  A-4  Notes  until
                                                             the  Class  A-3  Notes  have  been  paid in  full.  No
                                                             principal  payments  will be made on the Class B Notes
                                                             until the Class A-4 Notes have been paid in full.

        (2) Final Scheduled Distribution Dates.............  The Trust must pay the  outstanding  principal  amount of a Class of  Notes,  to the  extent  not  previously
                                                             paid, by the following date:

                                                             Class................Final Scheduled Distribution Date
                                                             -----                ---------------------------------
                                                             A-1 ....................................April 15, 2001
                                                             A-2...................................October 15, 2002
                                                             A-3......................................July 15, 2004
                                                             A-4......................................July 15, 2005
                                                             B.....................................January 15, 2006

        (3) Amount of Principal Payable on
           Each Distribution Date..........................  In   general,   the  Trust  will  make   payments   of
                                                             principal  (as adjusted for the  Overcollateralization
                                                             Target  Amount) on the Notes on a  Distribution  Date,
                                                             to the extent of available  funds,  in an amount equal
                                                             to the sum of the following:

                                                             o   the  principal  collections  from the  Receivables
                                                                 during the prior month,

                                                             o   unrecovered principal of any defaulted Receivable
                                                                 that was liquidated during that month,

                                                             o   unrecovered principal of any Receivable that became
                                                                 subject to a court order reducing the amount payable
                                                                 on such Receivable, and

                                                             o   the portion allocable to principal of the amount
                                                                 collected on any Receivable that was repurchased by
                                                                 the Servicer pursuant to the Sale and Servicing
                                                                 Agreement or by the Seller pursuant to the Receivables
                                                                 Purchase Agreement.

                                                             The Trust will not distribute principal payments on
                                                             the Class B Notes until the Class A Notes are paid in
                                                             full. On and after the Distribution Date on which the
                                                             Class A Notes have been paid in full, the Class B
                                                             Notes will receive distributions of principal until
                                                             the Class B Notes have been paid in full.

Terms of the Class C Certificates

      A. Distribution Dates................................  Distributions  of interest and  principal on the Class
                                                             C  Certificates  will be  made  on  each  Distribution
                                                             Date,  commencing  on April 17, 2000, to the extent of
                                                             funds available for those distributions.

      B. Per Annum Interest Rate...........................  Class C Rate.......................................  %

      C. Interest Accrual Period...........................  The  "Interest   Accrual   Period"  for  the  Class  C
                                                             Certificates,  with respect to any Distribution  Date,
                                                             will be the  period  from and  including  the 15th day
                                                             of the preceding  calendar  month to and including the
                                                             14th  day  of  the   calendar   month  in  which  such
                                                             Distribution   Date   occurs.   However,   the   first
                                                             Interest  Accrual  Period for the Class C Certificates
                                                             will begin on and include  the  Closing  Date and will
                                                             end  on  and   include   the  day   before  the  first
                                                             Distribution   Date.   Interest   on   the   Class   C
                                                             Certificates  will be  calculated  on the  basis  of a
                                                             360-day year consisting of twelve 30-day months.

      D. Principal

        (1) Final Scheduled Distribution Date..............  The Trust must pay the  outstanding  principal  amount of  the  Class  C  Certificates,  to  the  extent  not
                                                             previously paid, by March 15, 2007.
        (2)  Amount of Principal Payable on
            Each Distribution Date.........................  The Trust will not  distribute  principal  payments on the Class C  Certificates  until the Class A Notes and
                                                             Class B Notes  are  paid in  full.  On and  after  the
                                                             Distribution  Date on  which  the  Class  A Notes  and
                                                             Class B Notes  have  been  paid in full,  the  Class C
                                                             Certificates  will receive  distributions of principal
                                                             until  the  Class C  Certificates  have  been  paid in
                                                             full.

Priority of Payments.......................................  On each  Distribution  Date,  the  Indenture  Trustee, acting  solely  on the basis of  information  provided
                                                             to  it  by  the  Servicer,   will  apply  the  Trust's
                                                             available  funds,  as  described  in  this  Prospectus
                                                             Supplement, as follows:

                                                             o   first, to pay the servicing fee to the Servicer,

                                                             o   second, to pay interest on the Class A Notes,

                                                             o   third, to deposit into the Principal Distribution
                                                                 Account the First Allocation of Principal, if any,

                                                             o   fourth, to pay interest on the Class B Notes,

                                                             o   fifth, to deposit into the Principal Distribution
                                                                 Account the Second Allocation of Principal, if any,
                                                                 reduced by any First Allocation of Principal paid
                                                                 pursuant to the third item above,

                                                             o   sixth, to pay interest on the Class C Certificates,

                                                             o   seventh, to deposit into the Principal Distribution
                                                                 Account, the Regular Principal Allocation, reduced by
                                                                 any First Allocation of Principal paid pursuant to the
                                                                 third item above and any Second Allocation of
                                                                 Principal paid pursuant to the fifth item above,

                                                             o   eighth, to deposit into the Reserve Account an
                                                                 amount up to the Reserve Account Required Amount,

                                                             o   ninth,  to pay the trustee fees and other  accrued
                                                                 and  unpaid  fees  to  the  extent  not  otherwise
                                                                 paid, and

                                                             o   tenth, to pay the remainder, if any, to Huntington.

Distributions from the Principal
Distribution Account.......................................  On  each  Distribution  Date,  all  amounts  deposited
                                                             into  the  Principal   Distribution  Account  will  be
                                                             generally   distributed  in  the  following  order  of
                                                             priority:

                                                             o   first,  to the Class A-1  Noteholders  until  they
                                                                 are paid in full;

                                                             o   second,  to the Class A-2  Noteholders  until they
                                                                 are paid in full;

                                                             o   third,  to the Class A-3  Noteholders  until  they
                                                                 are paid in full;

                                                             o   fourth,  to the Class A-4  Noteholders  until they
                                                                 are paid in full;

                                                             o   fifth,  to the Class B Noteholders  until they are
                                                                 paid in full; and

                                                             o   sixth,  to the  Class C  Certificateholders  until
                                                                 they are paid in full.

Optional Redemption........................................  The  outstanding   Notes  and  Certificates   will  be
                                                             subject to early retirement on any  Distribution  Date
                                                             on  which  the  Servicer   exercises   its  option  to
                                                             purchase  the  Receivables.  The Servicer may purchase
                                                             the  Receivables  when the Pool  Balance has  declined
                                                             to 5% or  less  of  the  Original  Pool  Balance.  The
                                                             redemption  price of the Notes and  Certificates  will
                                                             be  equal  to the  unpaid  principal  amount  of those
                                                             Securities  plus accrued and unpaid  interest on those
                                                             Securities  and will be  distributed  in the  priority
                                                             described above under "Priority of Payments."

Credit Enhancement

      A.  Reserve Account..................................  On  the  Closing  Date,  the  amount  in  the  Reserve
                                                             Account will be  approximately  $10,000,000,  which is
                                                             2.00% of the Original  Pool  Balance.  Thereafter,  on
                                                             each  Distribution  Date, the required  amount for the
                                                             Reserve  Account  will be 2.00% of the Pool Balance as
                                                             of  the  end  of  the   related   Collection   Period.
                                                             However,  the required  amount for the Reserve Account
                                                             on any  Distribution  Date will never be less than the
                                                             lesser  of  approximately  $5,750,000  (which is equal
                                                             to  1.15%  of  the  Original  Pool  Balance)  and  the
                                                             aggregate  principal  amount of the  Securities  after
                                                             giving effect to  distributions  on such  Distribution
                                                             Date.

                                                             Additional deposits to the Reserve Account out of
                                                             funds available for distribution will occur on any
                                                             Distribution Date on which:

                                                             o   the amount on deposit  in the  Reserve  Account is
                                                                 less  than the  required  amount  for the  Reserve
                                                                 Account, and

                                                             o   there are available funds remaining for distribution
                                                                 after the required distributions for servicing fees
                                                                 and payments to holders of the Securities on that
                                                                 Distribution Date.

                                                             After the Closing Date, no additional deposits into
                                                             the Reserve Account will come from any source other
                                                             than deposits out of available funds to the extent
                                                             described above.

                                                             To the extent of funds available in the Reserve
                                                             Account, the Indenture Trustee will apply such funds
                                                             as follows, up to the amount of any shortfall in the
                                                             Total Distribution Amount:

                                                             o   to pay the servicing fee,

                                                             o   to pay interest on the Securities,

                                                             o   if such Distribution Date is the Final Scheduled
                                                                 Distribution Date of any Class of Securities, to pay
                                                                 such Class of Securities the amount necessary to
                                                                 reduce its principal balance to zero, and

                                                             o   to  the  extent  not  included  in  the  preceding
                                                                 clause,  to pay  principal  to the  Securities  in
                                                                 the  amount of the  excess,  if any,  by which the
                                                                 aggregate  outstanding  principal  amount  of  the
                                                                 Securities  (after giving effect to  distributions
                                                                 of  the   Total   Distribution   Amount   on  such
                                                                 Distribution  Date)  exceeds the Pool Balance with
                                                                 respect to such Distribution Date.

      B.  Subordination....................................  Distributions  on the Class B Notes  are  subordinated to payments  on the Class A Notes as  provided  above.
                                                             This  subordination  of  distributions  on the Class B
                                                             Notes is  intended  to increase  the  likelihood  that
                                                             the Trust will not default in making  payments  due on
                                                             the Class A Notes.

                                                             Distributions on the Class C Certificates are
                                                             subordinated to payments on the Class A Notes and
                                                             Class B Notes as provided above. This subordination of
                                                             distributions on the Class C Certificates is intended
                                                             to increase the likelihood that the Trust will not
                                                             default in making payments due on the Class A Notes
                                                             and Class B Notes.

      C.  Overcollateralization............................  On the Closing  Date,  the Original  Pool Balance will exceed the initial principal amount of the Securities
                                                             by approximately $5,000,000 (the "Initial
                                                             Overcollateralization Amount"), which is approximately
                                                             1.00% of the Original Pool Balance. This excess is
                                                             called "overcollateralization." On any Distribution
                                                             Date after the first Distribution Date, the
                                                             "Overcollateralization Target Amount" shall be equal
                                                             to the greater of (a) 2.50% of the Pool Balance and
                                                             (b) the aggregate principal balance of the Receivables
                                                             that are delinquent 91 days or more (including
                                                             repossessions) and have not been liquidated.
                                                             Collections on the Receivables will be applied to
                                                             payments of principal on the Securities in a manner
                                                             that is intended to increase the level of
                                                             overcollateralization to the Overcollateralization
                                                             Target Amount, until the Overcollateralization Target
                                                             Amount is reached. In general, subject to clause (b)
                                                             above, the target amount of overcollateralization will
                                                             decrease as the Pool Balance decreases. On any
                                                             Distribution Date, the amount of overcollateralization
                                                             will be available to absorb the Securities' share of
                                                             losses from Liquidated Receivables, if those losses
                                                             are not otherwise covered by excess collections from
                                                             the Receivables, if any. See "Description of the
                                                             Transfer and Servicing Agreements--Overcollateralization"
                                                             in this Prospectus Supplement.

Monthly Advances...........................................  In  connection  with  each   Distribution   Date,  the
                                                             Servicer   will   make   cash   advances   (each,   an
                                                             "Advance")  to the Trust in the amount of the interest
                                                             portion  of all  delinquent  monthly  payments  on the
                                                             receivables for the related  Collection  Period to the
                                                             extent it deems,  in its reasonable  judgement,  those
                                                             Advances to be  recoverable  from future  payments and
                                                             collections  on  or in  respect  of  the  Receivables.
                                                             The  Servicer  will  not  be  obligated  to  make  any
                                                             advance with respect to the  principal  portion of any
                                                             delinquent monthly payment.

Tax Status.................................................  In the  opinion of Brown & Wood LLP,  special  federal tax  counsel  to the  Trust,  for  federal  income tax
                                                             purposes,  the Class A Notes will be  characterized as
                                                             debt,  the Class B Notes  should be  characterized  as
                                                             debt,  and the Trust will not be  characterized  as an
                                                             association   (or  a  publicly   traded   partnership)
                                                             taxable  as a  corporation.  Each  Noteholder,  by the
                                                             acceptance  of a Note  will  agree to treat  the Notes
                                                             as indebtedness.  Each Class C  Certificateholder,  by
                                                             the  acceptance of a Class C  Certificate,  will agree
                                                             to treat  the  Trust  as a  partnership  in which  the
                                                             Class  C   Certificateholders   and   Huntington   are
                                                             partners    for   federal    income   tax    purposes.
                                                             Alternative  characterizations  of the  Trust  and the
                                                             Class C  Certificates  are  possible,  but  would  not
                                                             result in materially  adverse tax  consequences to the
                                                             Noteholders  or the  Class C  Certificateholders.  See
                                                             "Material  Federal  Income Tax  Consequences"  in this
                                                             Prospectus  Supplement  and "Material  Federal  Income
                                                             Tax  Consequences"  in the  Prospectus  for additional
                                                             information  concerning  the  application  of  federal
                                                             income tax laws to the Trust and the Securities.

Money Market Eligibility...................................  The  Class  A-1  Notes  will  have a  Final  Scheduled
                                                             Distribution  Date on April  15,  2001.  The Class A-1
                                                             Notes will be  eligible  securities  for  purchase  by
                                                             money   market   funds   under  Rule  2a-7  under  the
                                                             Investment   Company  Act  of  1940.   A  fund  should
                                                             consult  with its advisor  regarding  the  eligibility
                                                             of the  Class  A-1  Notes  under  Rule  2a-7  and  the
                                                             fund's investment policies and objectives.

ERISA Considerations.......................................  Subject to the  considerations  discussed under "ERISA
                                                             Considerations"  in this Prospectus  Supplement and in
                                                             the  Prospectus,   the  Notes  may,  in  general,   be
                                                             purchased by employee benefit plans.

                                                             The Class C Certificates may not be acquired by any
                                                             employee benefit plan subject to ERISA, or Section
                                                             4975 of the Internal Revenue Code of 1986, as amended
                                                             (the "Code"), or by an individual retirement account.
                                                             See "ERISA Considerations" in this Prospectus
                                                             Supplement and in the Prospectus.

Rating of the Securities...................................  It is a condition  of the  issuance of the  Securities that they be assigned the following ratings by Moody's
                                                             Investors Service, Inc. ("Moody's") and by Standard &
                                                             Poor's Ratings Services ("S&P") and, together with
                                                             Moody's, the "Rating Agencies").

                                                             Securities               Moody's           S&P
                                                             ----------               --------          ---
                                                             Class A-1 Notes          Prime-1           A-1+
                                                             Class A-2 Notes          Aaa               AAA
                                                             Class A-3 Notes          Aaa               AAA
                                                             Class A-4 Notes          Aaa               AAA
                                                             Class B Notes            A2                A
                                                             Class C Certificates     Baa3              BBB

                                                             A rating is not a recommendation to buy, sell or hold
                                                             securities. There can be no assurance that the ratings
                                                             will not be lowered or withdrawn at any time by either
                                                             of the Rating Agencies.


                                 RISK FACTORS

         The following information, which you should carefully consider before investing in the Securities, identifies certain significant sources of risk associated with an investment in the Securities. You should also carefully consider the information set forth under "Risk Factors" in the Prospectus before you invest in the Securities.


Your Ability to Resell the Securities is Limited

         You might not be able to sell your Notes or Certificates when you want. There is currently no secondary market for the Securities. The Underwriters currently intend to participate in resales of the Securities, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that you will be able to resell your Notes or Certificates. If a secondary market for the Securities does develop, it may not continue.


The Seller's Obligations are Limited

         The Seller is not obligated to make any distributions of principal or interest on the Securities. The Seller's only obligation to make any payment in respect of the Receivables is its obligation to repurchase from the Trust those Receivables with respect to which it breached certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this Prospectus Supplement. There is no guarantee, however, that the Seller will have the financial ability to repurchase any of those Receivables.


Delays in Processing Payments May Occur if Huntington Ceases to be the Servicer

         The Servicer is not obligated to make any payments in respect of the Securities or the Receivables. However, if Huntington were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect of the Receivables could occur and result in delays in payments to you. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Termination Event" in this Prospectus Supplement.


Your Receipt of Payments on the Securities Depends on the Servicer's Ability to Make Collections on the Receivables

         The Trust's receipt of collections in respect of the Receivables, from which to distribute the amounts payable on your Notes or Certificates, will depend on the skill and diligence of the Servicer in making collections. If the Servicer fails adequately to make collections for any reason, then payments to the Trust in respect of the Receivables may be delayed or reduced. In that event, it is likely that delays or reductions in the amounts distributed on your Notes or Certificates would result.


Possibility of Losses because the Custodian will not Cause the Certificates of Title to be Amended or Reissued

         The Custodian will not cause the certificates of title of the Financed Vehicles securing the Receivables to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. The Trust's not having a first priority perfected security interest in some of the Financed Vehicles may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Securityholders. See "Certain Legal Aspects of the Receivables" in the Prospectus.

Prepayments, Potential Losses and Change in Order of Priority of Payments Following an Indenture Event of Default

         Following the occurrence and during the continuation of an Indenture Event of Default relating to a default in the payment of principal or interest on any Note or the occurrence of an event of insolvency or dissolution which Indenture Event of Default has resulted in an acceleration of the Notes, the Trust will not make any distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and will not make any distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class A Notes and the Class B Notes. Following the occurrence and during the continuation of any other Indenture Event of Default which has resulted in an acceleration of the Notes, the Trust will not make any distribution of principal or interest on the Class C Certificates until the Notes are paid in full. If the maturity dates of the Notes are accelerated following the occurrence of an Indenture Event of Default, the Indenture Trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Controlling Class (which will be the Class A Notes for so long as any Class A Notes are outstanding), may sell the Receivables and prepay the Notes, and after the Notes are paid in full, prepay the Certificates. The holders of the Class B Notes will not have any right to direct the Indenture Trustee or to consent to any action until the Class A Notes are paid in full. See "Description of the Notes--The Indenture--Events of Default; Rights Upon Events of Default" herein. If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your Securities. You also may not be paid the full principal amount of your Securities if the assets of the Trust are insufficient to pay the full aggregate principal amount thereof.


You May Suffer Losses Because you Have Limited Control Over Actions of the Trust and Conflicts between Classes of Notes May Occur

         Because the Trust has pledged the property of the Trust to the Indenture Trustee to secure payment on the Notes, the Indenture Trustee may, and at the direction of the specified percentage of the Controlling Class (which will be the Class A Notes for so long as any Class A Notes are outstanding) will, take one or more of the other actions specified in the Indenture relating to the property of the Trust, including a sale of the Receivables. Furthermore, the holders of a majority of the Class A Notes, or the Indenture Trustee acting on behalf of the holders of the Class A Notes, under certain circumstances, have the right to waive Servicer Termination Events or to terminate the Servicer without consideration of the effect such waiver or termination would have on the holders of the Class B Notes or Class C Certificates. The holders of the Class B Notes will have only limited rights to direct remedies under the Indenture and will not have the ability to waive Servicer Termination Events or to remove the Servicer until the Class A Notes have been paid in full. The holders of Class C Certificates will not have the ability to waive any Servicer Termination Events or to remove the Servicer until the Class A Notes and the Class B Notes have been paid in full. See "Description of the Transfer and Servicing Agreements--Servicer Termination Event", "--Rights Upon Servicer Termination Event" and "--Waiver of Past Defaults" in this Prospectus Supplement.


Maturity and Prepayment Assumptions are Estimates

         The Obligors on the Receivables may prepay the Receivables at any time subject to applicable prepayment penalties as described in this Prospectus Supplement under "Huntington's Automobile Financing Programs". The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, as described in this Prospectus Supplement under "Weighted Average Life of the Securities." In addition, the Seller or the Servicer may be obligated to purchase Receivables with respect to which representations, warranties or covenants have been breached. Moreover, the Servicer has the right to purchase the Receivables when the outstanding principal balance of the Receivables has been reduced to 5% or less of the Original Pool Balance of the Receivables. See "Description of the Notes--Optional Redemption" in this Prospectus Supplement. Prepayments on the Receivables or purchases of the Receivables by the Seller or Servicer may affect the average lives of the Securities. Huntington is unable to predict the actual prepayment rates for the Receivables. You will bear all of the reinvestment risk resulting from a faster or slower incidence of prepayment of the Receivables.


Subordination of the Class B Notes and Class C Certificates

         Distributions on the Class B Notes will be subordinated in priority of payment to distributions on the Class A Notes as described in this Prospectus Supplement. The Class B Noteholders will not receive any distributions of principal on a Distribution Date until after the Class A Notes have been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes and therefore decreasing the likelihood of payment on the Class B Notes.

         Distributions on the Class C Certificates will be subordinated in priority of payment to distributions on the Class A Notes and Class B Notes as described in this Prospectus Supplement. The Class C Certificateholders will not receive any distributions of principal on a Distribution Date until after the Class A Notes and Class B Notes have been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes and Class B Notes and therefore decreasing the likelihood of payment on the Class C Certificates.

Sources of Funds to Make Payments on the Securities

         The Trust will not have any significant assets or sources of funds to make payments on the Securities other than the Receivables and the Reserve Account. You must rely for repayment of your Notes or Certificates upon payments on the Receivables and amounts, if any, in the Reserve Account. Although funds in the Reserve Account may be available on each Distribution Date to cover shortfalls in distributions of interest and, under certain limited circumstances, principal on the Securities, the amounts available in the Reserve Account are limited. If the Reserve Account becomes depleted, the Trust will depend solely on current collections on the Receivables to make payments on the Securities. If the collections on the Receivables are insufficient to make payments on the Securities, you may incur a loss.


Potential Recharacterization of Transfer of Participations

         Huntington's transfer of Receivables to the Depositor is structured to be an absolute and unconditional sale thereof and the Depositor will agree to treat such transfer as a sale. If Huntington were to become insolvent, the U.S. Federal Deposit Insurance Corporation (the "FDIC"), as receiver or conservator of Huntington might take the position that the transfer of Receivables did not constitute a "true sale," but rather was a "loan" or other contractual obligation of the Depositor to Huntington secured by the Receivables. If this recharacterization were upheld, the Depositor and the Trust would be creditors of Huntington. Pursuant to the Receivables Purchase Agreement, Huntington will grant the Depositor a security interest in the Receivables and will take certain actions so that, if the Depositor were held to be a creditor of Huntington, it will have a perfected security interest in the Receivables as security for any constructive "loan" or other contractual obligation to Huntington. This security interest, in turn, will be assigned by the Depositor to the to the Trust pursuant to the Sale and Servicing Agreement.

         Under the U.S. Federal Deposit Insurance Act ("FDIA"), as amended by the U.S. Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the FDIC, as conservator or receiver of Huntington, would have the power to repudiate contracts and to request a stay of up to 90 days of any judicial action or proceeding involving an insolvent depository institution. To the extent that (a) Huntington granted a security interest in the Receivables to the Depositor that was assigned to the Trust and then to the Indenture Trustee, (b) the security interest was validly perfected before Huntington's insolvency, (c) the security interest was not taken or granted in contemplation of Huntington's insolvency or with the intent to hinder, delay or defraud Huntington's creditors, (d) the Receivables Purchase Agreement between Huntington and the Depositor is continuously a record of Huntington and (e) the agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Indenture Trustee is the secured party and is not an insider or affiliate of Huntington, such valid perfected security interest of the Indenture Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Huntington and the subsequent repudiation or disaffirmation of the Receivables Purchase Agreement by the FDIC as receiver. Thus payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of Huntington. If, however, the FDIC were to require the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC as conservator or receiver were to request a stay of proceedings with respect to Huntington as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur.

         The FDIA does not define "actual direct compensatory damages." The staff of the FDIC takes the position that such damages would not include interest accrued to the date of actual repudiation or disaffirmation. Under the FDIC's interpretation, Securityholders would receive interest only through the date of appointment of the receiver. Since the FDIC may delay actual repudiation or disaffirmation for up to 180 days following its appointment as receiver, Securityholders may not receive the full amount of interest owing to them under the Securities. There is one reported federal district court decision that construes the term "actual direct compensatory damages." This 1993 court case construed the term, in the context of the repudiation of zero coupon bonds, to mean the fair market value of such bonds as the date of repudiation. Under neither interpretation, however, would investors be compensated for the period between the appointment of the receiver and the date of repudiation.

         Recently, the FDIC has issued a proposed rule, "Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation" (the "Proposed Rule"). Though not yet effective, the Proposed Rule, according to the FDIC, does not represent a change in the law with respect to securitizations. If Huntington's transfer of Receivables satisfies the requirements of the Proposed Rule then, notwithstanding the FDIC's rights described above, the FDIC would not seek to reclaim, recover or recharacterize as property of Huntington or the receivership of Huntington, the Receivables transferred under the Receivables Purchase Agreements before the appointment of the FDIC as receiver for Huntington or the funds in the Trust Accounts. Huntington believes that the transfer of the Receivables pursuant to the Receivables Purchase Agreements complies in all material respects with the requirements of the Proposed Rule. Those requirements include, among other things, (a) Huntington will receive adequate consideration for the transfer of the Receivables, (b) the transfer will meet all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition and
(c) Huntington will not, as of the date of transfer of the Receivables, be insolvent or on the verge of insolvency and will not be rendered insolvent or on the verge of insolvency by reason thereof, such transfers will not be made in contemplation of insolvency and such transfers will be made in good faith and without the intent to hinder, delay or defraud Huntington's creditors and the transfer will not otherwise be a fraudulent transfer under applicable law. In the event that the Proposed Rule becomes effective and is later repealed, the rule will remain effective with respect to transfers made prior to the repeal.

         Nevertheless, under the Proposed Rule (a) the FDIC, as conservator or receiver for Huntington, still retains the right (i) to enforce the Receivables Purchase Agreement, the Sale and Servicing Agreement and the Administration Agreement (collectively, the "Huntington Documents"), notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver or (ii) to disaffirm or repudiate any Huntington Document that imposes continuing obligations or duties upon Huntington in conservatorship or receivership, (b) there is a statutory prohibition on any attachment or execution being issued by any court upon assets in the possession of the FDIC as receiver for Huntington, (c) the FDIC, as conservator or receiver for Huntington, still retains the right to obtain a stay, for a period not to exceed 90 days, in any judicial action or proceeding to which Huntington is a party and (d) the FDIC, as conservator or receiver for Huntington, still retains the right to require the Indenture Trustee or the Owner Trustee, as the case may be, to establish its right to the Receivables by submitting to and completing the claims procedure established by FIRREA.

         Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to Huntington, a Servicer Termination Event will occur under the Sale and Servicing Agreement. However, in the event of a Servicer Termination Event, if a conservator or receiver is appointed for Huntington, and no other Servicer Termination Event other than a conservatorship or receivership exists, the conservator or receiver may have the power to prevent a transfer of servicing of the Receivables to a successor servicer under the Sale and Servicing Agreement.

The Rating Agencies May Downgrade the Ratings of the Securities

         It is a condition to the issuance of the Securities that the Rating Agencies give the Securities the ratings set forth in "Summary--Ratings" in this Prospectus Supplement. A rating is not a recommendation to purchase, hold or sell Securities, to the extent that a rating does not reflect an evaluation of market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that you may receive a lower than anticipated yield on your Notes or Certificates. There is no assurance that a rating will remain for any given period of time or that a Rating Agency will not lower or withdraw its rating in the future if that Rating Agency determines that circumstances so warrant. Any reduction or withdrawal of a rating might have an adverse effect on the liquidity and market price of your Notes or Certificates.


Significant Geographic Concentration May Expose the Trust to Economic Conditions in Certain States

         As of the Initial Cutoff Date approximately 47.3%, 14.4%, 13.0%, 11.2%, 8.2% and 5.9% of the Receivables (based on principal balance and location of the applicable Dealer) were located in Ohio, Michigan, Indiana, West Virginia, Kentucky and Florida, respectively. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience with respect to the Receivables. No other state represented more than 5.00% of the Receivables. See "The Receivables Pool" in this Prospectus Supplement.


Subsequent Receivables May Have Different Characteristics from the Initial Receivables

         The Subsequent Receivables may have different characteristics than those described in this Prospectus Supplement. However, Huntington will not select any Subsequent Receivables to adversely affect the interests of the Noteholders and Certificateholders.


                                  THE SELLER

         The Huntington National Bank ("Huntington") is a national banking association with principal executive offices at Huntington Center, 41 South High St., Columbus, Ohio 43287, telephone (614) 480-8300. Huntington offers a wide range of domestic consumer banking, corporate banking and trust and asset management services to its customers. Huntington's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

         The Seller is a wholly-owned subsidiary of Huntington Bancshares Incorporated ("Huntington Bancshares"). Huntington Bancshares, incorporated in Maryland in 1966, is a multi-state financial holding company headquartered in Columbus, Ohio. Its subsidiaries conduct a full-service commercial and consumer banking business, engage in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, selling other insurance products, and issuing commercial paper guaranteed by Huntington Bancshares, and provide other financial products and services.

         As a registered financial holding company, Huntington Bancshares is subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Huntington Bancshares is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

         THE SECURITIES ARE NEITHER OBLIGATIONS OF NOR GUARANTEED BY THE HUNTINGTON NATIONAL BANK OR ANY OF ITS AFFILIATES.


                  HUNTINGTON'S AUTOMOBILE FINANCING PROGRAMS


General

         Huntington purchases motor vehicle retail installment sales contracts from and originates motor vehicle installment loan notes through motor vehicle dealers ("Dealers"). Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as "Motor Vehicle Contracts" or "Contracts." Each Contract is secured by the financed vehicle that is the subject of the Contract. Dealers generally originate Contracts for Huntington and/or sell Contracts to Huntington pursuant to agreements between such Dealers and Huntington ("Dealer Agreements").

         Huntington enters into Dealer Agreements primarily with Dealers that are franchised to sell new motor vehicles and also with certain Dealers that sell used motor vehicles, in each case based upon a financial review of the Dealer and the Dealer's reputation in the market. In addition to financing Motor Vehicle Contracts from Dealers, Huntington also extends loans and lines of credit to certain Dealers for, among other things, inventory financing and other commercial purposes. Huntington only extends loans or lines of credit to such Dealers based upon a financial review, and such Dealers are evaluated through periodic financial reviews and formalized credit review procedures.


Underwriting

         Each application is generated by a Dealer and underwritten by Huntington in accordance with Huntington's established underwriting policies described below. These underwriting policies are intended to assess the applicant's ability and willingness to repay the amounts due on the Contract and to establish the adequacy of the financed vehicle as collateral.

         Huntington requires each applicant to complete an application form providing various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Once obtained by Huntington, the application is reviewed for completeness and a credit bureau report is obtained. Huntington's underwriting process takes into account such factors as FICO score, credit bureau report, a custom credit score, past vehicle borrowing experience, employment stability, residence stability, income level, total debt-to-income ratio, and the proposed payment-to-income ratio. Huntington may conduct additional investigation such as verifying information in the application or obtaining a second credit bureau report.

         Huntington then analyzes each application in the context of its underwriting policies. Each application is reviewed, and a decision is made with respect to each application, by an underwriter based on these policies. With respect to those applications that are approved, the amount and terms of the financing to be offered are determined. The amount that Huntington will advance against the motor vehicle ranges from 90% to 130% of the asset value plus dealer additions based on the applicable FICO score. Dealer additions are limited to $3,000 per motor vehicle. The available term for a Contract is a function of the age of the motor vehicle and the applicable FICO score. Acceptable terms generally range from 24 to 72 months in length.

         Huntington's underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain Motor Vehicle Contracts may not comply with all of these policies. Exceptions to Huntington's underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.


Dealer Agreements

         Each Dealer that originates Motor Vehicle Contracts for Huntington has made representations and warranties with respect to the Motor Vehicle Contracts and the security interests in the motor vehicles relating thereto either in a separate Dealer Agreement or as part of an assignment of a Contract from the Dealer to Huntington. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the Motor Vehicle Contracts. Upon breach of any representation or warranty made by a Dealer with respect to a Contract, Huntington would have a right of recourse against such Dealer to require it to purchase such Contract. Generally, the Dealer Agreements and assignments do not provide for recourse against the Dealer in the event of a default by the obligor.


Servicing

         Huntington, as Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables held by the Trust. Collection activities generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Attempts to make telephone contacts begin at 12 days past due, and are augmented with collector system-generated letters.

         With respect to Contracts that are between 30 and 120 days delinquent, late stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor's references. Repossession procedures begin when all other collection efforts are exhausted.

         Repossessions are carried out pursuant to applicable state law. Huntington follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales.

         The policy of Huntington is to charge-off the Contract prior to the end of the month in which the Contract becomes 120 days past due, or if the financed vehicle securing the delinquent Contract is repossessed, to charge-off the Contract no later than 60 days after repossession.

         Any deficiencies remaining after full charge-off of the Contract or after repossession and sale of the related motor vehicle are pursued by Huntington when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved.


Physical Damage and Liability Insurance

         Each Contract requires the obligor to (1) keep the financed vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges, and (2) to furnish Huntington with evidence of the insurance, naming Huntington as either additional insured and/or loss payee as Huntington may require. The Dealer Agreements include a requirement that the Dealers establish that such required insurance coverage is in effect at the time the related Contract is originated and financed by Huntington.

         Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related Contract is outstanding. Huntington does not "force place" insurance.


Extension Policy

         Huntington has a program referred to as Pass-A-Payment ("PAP") under which extensions are granted to certain obligors who are making timely payments. Under PAP, the coupon book sent to obligors contains PAP request coupons that may be submitted in lieu of a scheduled monthly payment. Participation in the program is subject to the following eligibility rules:


o The first PAP request coupon may only be submitted by an obligor after he or she has made twelve consecutive, timely and full loan payments.
o Additional PAP request coupons become available after each additional twelve consecutive, timely and full loan payments, but not more than four PAP request coupons can be used during the term of the Contract.
o To be valid, a PAP request coupon must be received by Huntington on or before the due date of the scheduled payment to be passed and the obligor cannot be 30 days or more past due under the related Contract.
o All PAP request coupons are subject to Huntington's acceptance and approval and no PAP request coupon will be accepted if it is not submitted in compliance with the above rules.

         In addition, from time to time, Huntington initiates PAP promotional direct mail solicitations in which obligors who have submitted no more than one coupon book PAP request coupon in the previous 12 months and who have no delinquency of 30 days or more in the previous 12 months are offered an added PAP opportunity during a 90-day promotional period. Huntington does not anticipate initiating more than two such PAP promotional direct mail solicitations per year.

         From time to time as deemed necessary by Huntington's collection staff, one-month payment extensions are granted to address short-term delinquency issues. Huntington's policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than twice over the life of any Contract.

Prepayment Fees

         Certain of the Contracts provide for prepayment fees of up to $175 in the event of full prepayments. There are no prepayment fees imposed in the event of partial prepayments.

Delinquency and Loss Experience

         The following tables set forth the historical delinquency experience and net credit loss and repossession experience of Huntington's portfolio of Contracts. There is no assurance that the behavior of the Receivables will be comparable to Huntington's experience shown in the following tables.

                                       Delinquency Experience(1)


                                                    At December 31,
                               ---------------------------------------------------------------
                                         1999                             1998
                               ----------------------------        ---------------------------
                                Principal         Number of        Principal        Number of
                                   Amount         Contracts           Amount        Contracts
                                ---------         ---------        ---------        ---------


    Portfolio                  $3,351,128           324,140       $3,275,305          334,592
    Delinquency
      30-59 Days                    1.59%             2.09%            1.88%            2.44%
      60-89 Days                    0.50%             0.71%            0.41%            0.56%
      90 Days or more               0.41%             0.51%            0.29%            0.34%
    Total                           2.50%             3.31%            2.58%            3.34%





                                                    At December 31,
                               ---------------------------------------------------------------
                                         1997                              1996
                               ----------------------------        ---------------------------
                                Principal         Number of        Principal        Number of
                                   Amount         Contracts           Amount        Contracts
                               ----------------------------        ---------------------------


    Portfolio                  $2,989,338           306,978       $2,868,358          272,863
    Delinquency
      30-59 Days                    1.49%             1.50%            1.56%            1.74%
      60-89 Days                    0.33%             0.32%            0.34%            0.40%
      90 Days or more               0.21%             0.20%            0.25%            0.27%
    Total                           2.03%             2.02%            2.15%            2.41%

-------------
(1) The information in the table includes contracts for new and used automobiles, light duty trucks, vans, minivans and sport utility vehicles.


                                          Net Credit Loss and Repossession Experience(1)
                                                      (Dollars in thousands)


                                                                      At or For Twelve Months Ended
                                                                               December 31,
                                                   ---------------------------------------------------------------------
                                                        1999             1998             1997              1996
                                                        ----             ----             ----              ----

Period End Principal Amount Outstanding..........     $3,351,128      $3,275,305       $2,989,338        $2,868,358
Average Principal Amount Outstanding.............     $3,272,173      $3,121,629       $3,027,339        $2,811,637
Number of Contracts Outstanding..................        324,140         334,594          306,978           272,863
Average Number of Contracts Outstanding..........        332,470         343,875          314,428           280,542
Number of Repossessions as a
   Percent of the Average Number of Contracts
   Outstanding During the Period.................         1.29%           1.31%             1.18%            1.22%

Charge-offs (2)..................................      $  35,040       $  33,757        $  35,981         $  26,713
Recoveries (3)...................................      $  12,047       $  14,229        $  10,221        $    7,313
                                                       ---------       ---------        ---------        ----------
Net Losses.......................................      $  22,993       $  19,528        $  25,760         $  19,400
                                                       =========       =========        =========         =========
Net Losses as a Percent of Average
   Principal Amount Outstanding..................         0.70%           0.63%             0.85%            0.69%

--------------------
(1) The information in the table includes contracts for new and used automobiles, light duty trucks, vans, minivans and sport utility vehicles. All amounts and percentages, except as indicated, are based on the principal balances of the contracts net of unearned finance and other charges. Average principal amount outstanding is an average daily balance calculation.

(2) Charge-offs represent the total aggregate net principal balance of contracts determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (3). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicles.

(3) Recoveries generally include amounts received with respect to contracts previously charged off, net of the proceeds realized in connection with the sale of the financed vehicles.

         Huntington's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles.


                                   THE TRUST

General

         Huntington Auto Trust 2000-A (the "Trust") will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (1) acquiring, holding and managing the Initial Receivables, the Subsequent Receivables and the other assets of the Trust and proceeds therefrom, (2) issuing the Securities, (3) making payments on the Securities and (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The proceeds from the initial sale of the Securities will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement and to fund the initial deposit to the Reserve Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein. Under the Sale and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trust (the "Custodian"). The Custodian will not cause the certificates of title of the Financed Vehicles securing the Receivables to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

         If the protection provided to the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Securities. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Securityholders. See "Description of the Notes--Credit Enhancement," "Description of the Transfer and Servicing Agreements--Distributions" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust's principal office is located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "--The Owner Trustee."


The Owner Trustee

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement (the "Owner Trustee"). Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration. The Owner Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. Huntington, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                             THE RECEIVABLES POOL

Assets of the Trust

         On the Closing Date, the assets of the Trust will include:

         (1) a pool of motor vehicle retail installment sale contracts and motor vehicle installment loan notes (the "Initial Receivables") having an aggregate principal balance as of the close of business on February 29, 2000 (the "Initial Cutoff Date") of approximately $391,089,167.76 (the "Initial Cutoff Date Pool Balance") and a pool of additional motor vehicle retail installment sale contracts and motor vehicle installment loan notes (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables") having an aggregate principal balance as of the close of business on March , 2000 (the "Subsequent Cutoff Date") of approximately $108,910,800 (the "Subsequent Cutoff Date Pool Balance" and, together with the Initial Cutoff Date Pool Balance, the "Original Pool Balance");

         (2) all rights, benefits, obligations and proceeds arising from or in connection with the Receivables, including the right to receive payments collected thereon after the Initial Cutoff Date with respect to the Initial Receivables and after the Subsequent Cutoff Date with respect to the Subsequent Receivables;

         (3) security interests in the new and used automobiles, light duty trucks, vans, minivans and sport utility vehicles (the "Financed Vehicles") securing the Receivables;

         (4)  the related Receivables files;

         (5) all rights to insurance proceeds and liquidation proceeds with respect to the Receivables;

         (6) certain rights under the Receivables Purchase Agreement dated as of March 1, 2000 (the "Receivables Purchase Agreement") between the Depositor and the Seller;

         (7)  funds on deposit from time to time in the Reserve Account; and

         (8)  funds on deposit in the Collection Account.

         The Contracts were originated by Dealers who participate in Huntington's vehicle financing program and were acquired by Huntington from such Dealers or were originated by Huntington through such Dealers. See "Huntington's Automobile Financing Programs."

         The Trust will purchase the Receivables from the Depositor on or about March , 2000 (the "Closing Date") pursuant to a Sale and Servicing Agreement, dated as of March 1, 2000 (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Seller, the Custodian, the Administrator, the Servicer and the Indenture Trustee.

         The Depositor will have purchased the Receivables from the Seller pursuant to the Receivables Purchase Agreement. In the Receivables Purchase Agreement, the Seller makes certain representations and warranties as of the Closing Date with respect to the Receivables and agrees to repurchase any Receivable with respect to which there is a breach of any such representation and warranty if that breach has a material and adverse effect on the interests of the Depositor or the Trust in the related Receivable. Under the Sale and Servicing Agreement, the Depositor will assign all of its rights under the Receivables Purchase Agreement, including its right to enforce the Seller's repurchase obligations, to the Trust.

         The Receivables may be prepaid at any time by the purchaser or co-purchasers of the Financed Vehicle or any other person or persons who are obligated to make payments thereunder (each, an "Obligor"), subject to applicable prepayment penalties as described herein.


Eligibility Criteria

         The Receivables were or will be selected from the Seller's respective portfolios of motor vehicle retail installment sale contracts and motor vehicle installment loan notes based on several criteria, including, among others, the requirement that each Receivable:

         (1) has an original term of not more than 84 months;

         (2) has a remaining term to scheduled maturity greater than four months but no greater than 72 months;

         (3) has a current principal balance of at least $450;

         (4) provides for level monthly payments that fully amortize the amount financed over the original term of the related Contract;

         (5) has an original principal balance less than $50,000;

         (6) has an APR of at least 8.00%;

         (7) be less than 30 days past due as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable;

         (8) not have a final scheduled payment date later than six months prior to the Final Scheduled Distribution Date of the Class C Certificates; and

         (9) not have any notation in the Servicer's records indicating the Obligor is the subject of a bankruptcy proceeding.

         No selection procedures believed by Huntington to be adverse to the Securityholders were used in selecting the Receivables.

         Data concerning the Initial Receivables as of the Initial Cutoff Date are set forth below. All of the Subsequent Receivables will meet the eligibility criteria set forth above and will include Contracts originated through March , 2000. Although the characteristics of the Subsequent Receivables will vary somewhat from the characteristics of the Initial Receivables described herein, (e.g., date of origination) such variance, in the aggregate, is not expected to be material.


Description of Initial Receivables

         All of the Initial Receivables were purchased by Huntington from Dealers or originated by Huntington through Dealers. As of the Initial Cutoff Date, approximately 51.8% of the Initial Receivables by aggregate principal balance represented financing of new vehicles and 48.2% of the Initial Receivables by aggregate principal balance represented financing of used vehicles.

         The composition and distribution by APR, geographic location, remaining term, and remaining principal balance of the Initial Receivables as of the Initial Cutoff Date are set forth in the following tables.



                                         Composition of Initial Receivables

      Aggregate principal balance.............................                          $391,089,167.76
      Number of Contracts.....................................                                   29,726
      Average principal balance outstanding...................                               $13,156.47
      Average original amount financed........................                               $16,375.27
      Original amount financed (range)........................                  $1,603.50 to $49,990.26
      Weighted average APR....................................                                    9.29%
      APR (range).............................................                          8.00% to 19.74%
      Weighted average original term..........................                                61.0 mos.
      Original term (range)...................................                            12 to 84 mos.
      Weighted average remaining term.........................                                51.8 mos.
      Remaining term (range)...................................                            4 to 72 mos.





                                          Distribution of the Initial Receivables by APR

                                                                                                          Percentage of
                                                               Number of             Aggregate              Aggregate
                                                               Initial               Remaining              Remaining
APR Range                                                     Receivables        Principal Balance     Principal Balance(1)
---------                                                     -----------        -----------------     --------------------
  8.000 -  8.000.........................................         2,854          $  31,428,861.82                8.04%
  8.001 -  8.500.........................................        18,147            228,308,033.91               58.38
  8.501 -  9.000.........................................           948             16,398,506.91                4.19
  9.001 -  9.500.........................................           814             13,997,049.30                3.58
  9.501 - 10.000........................................          1,083             18,048,135.74                4.61
 10.001 - 10.500.........................................           685             11,420,473.83                2.92
 10.501 - 11.000.........................................           878             13,855,926.37                3.54
 11.001 - 11.500.........................................           652             10,126,264.24                2.59
 11.501 - 12.000.........................................           693              9,807,588.75                2.51
 12.001 - 12.500.........................................           433              5,873,637.82                1.50
 12.501 - 13.000.........................................           642              8,825,269.56                2.26
 13.001 - 13.500.........................................           376              4,755,492.91                1.22
 13.501 - 14.000.........................................           289              3,350,981.45                0.86
 14.001 - 14.500.........................................           183              2,166,364.35                0.55
 14.501 - 15.000.........................................           264              3,567,776.64                0.91
 15.001 - 15.500.........................................           270              3,597,210.32                0.92
 15.501 - 16.000.........................................           228              2,779,150.59                0.71
 16.001 - 16.500.........................................           114              1,189,495.49                0.30
 16.501 - 17.000.........................................            82                831,685.62                0.21
 17.001 - 17.500.........................................            31                293,841.38                0.08
 17.501 - 18.000.........................................            34                272,163.90                0.07
 18.001 - 18.500.........................................            18                127,409.87                0.03
 18.501 - 19.740.........................................             8                 67,846.99                0.02
                                                                 ------            --------------              ------
         Totals..........................................        29,726           $391,089,167.76              100.00%
                                                                 ======            ==============              ======


-------------
(1) Percentages may not add to 100% because of rounding.




                                 Distribution of the Initial Receivables by Geographic Location(1)
                                                                                                                   Percentage of
                                                                                                                     Aggregate
                                                                         Number of             Aggregate             Remaining
                                                                         Initial               Remaining             Principal
           State                                                        Receivables        Principal Balance         Balance(2)
           -----                                                        -----------        -----------------         ----------
           Florida..................................................        1,384         $   23,221,169.14               5.94%
           Indiana..................................................        3,876             50,833,524.12              13.00
           Kentucky.................................................        2,238             32,183,354.37               8.23
           Michigan.................................................        3,675             56,121,142.50              14.35
           Ohio.....................................................       15,124            184,929,374.21              47.29
           West Virginia............................................        3,429             43,800,603.42              11.20
                                                                           ------            --------------             ------
                      Totals........................................       29,726           $391,089,167.76             100.00%
                                                                           ======            ==============             ======


-----------------
(1) Based on the location of origination. In some instances, a Dealer may have originated an Initial Receivable with an Obligor who resides in a different state than the one in which the origination occurred.
(2) Percentages may not add to 100% because of rounding.






                         Distribution of the Initial Receivables by Remaining Term to Scheduled Maturity

                                                                                                                   Percentage of
                                                                                                                     Aggregate
                                                                      Number of               Aggregate              Remaining
                                                                       Initial                Remaining             Principal
       Remaining Term to Scheduled Maturity                          Receivables          Principal Balance         Balance(1)
       ------------------------------------                          -----------          -----------------         ----------

       4 to 6 months.............................................           190            $     337,844.48             0.09%
       7 to 12 months............................................           650                1,954,527.35             0.50
       13 to 18 months...........................................         1,201                5,582,095.46             1.43
       19 to 24 months...........................................         1,227                8,170,247.77             2.09
       25 to 30 months...........................................         1,528               12,483,001.70             3.19
       31 to 36 months...........................................         2,078               19,577,611.14             5.01
       37 to 42 months...........................................         3,574               39,777,458.72            10.17
       43 to 48 months...........................................         3,595               44,379,594.85            11.35
       49 to 54 months...........................................         4,593               64,711,557.71            16.55
       55 to 60 months...........................................         7,075              112,275,239.98            28.71
       61 to 66 months...........................................         3,035               57,730,391.84            14.76
       67 to 72 months...........................................           980               24,109,596.76             6.16
                                                                         ------              --------------           ------
                 Totals..........................................        29,726             $391,089,167.76           100.00%
                                                                         ======              ==============           ======


-------------
(1) Percentages may not add to 100% because of rounding.




                              Distribution by Remaining Principal Balance of the Initial Receivables

                                                                                                            Percentage of
                                                                                                              Aggregate
                                                                Number of              Aggregate              Remaining
                                                                 Initial               Remaining             Principal
Range of Remaining Principal Balances                          Receivables         Principal Balance         Balance(1)
-------------------------------------                          -----------         -----------------         ----------

   $     0.00 -   2,500.00...............................          559          $     1,000,229.76              0.26%
   $ 2,500.01 -   5,000.00...............................        1,936                7,526,150.35              1.92
   $ 5,000.01 -   7,500.00...............................        3,245               20,520,210.82              5.25
   $ 7,500.01 -  10,000.00...............................        4,536               39,844,573.38             10.19
   $10,000.01 -  12,500.00...............................        4,976               55,949,163.58             14.31
   $12,500.01 -  15,000.00...............................        4,376               59,979,788.46             15.34
   $15,000.01 -  17,500.00...............................        3,451               55,891,672.16             14.29
   $17,500.01 -  20,000.00...............................        2,418               45,083,254.08             11.53
   $20,000.01 -  22,500.00...............................        1,631               34,572,505.22              8.84
   $22,500.01 -  25,000.00...............................        1,017               24,056,565.70              6.15
   $25,000.01 -  27,500.00...............................          645               16,846,132.30              4.31
   $27,500.01 -  30,000.00...............................          387               11,071,399.99              2.83
   $30,000.01 -  32,500.00...............................          248                7,713,069.12              1.97
   $32,500.01 -  35,000.00...............................          125                4,209,838.56              1.08
   $35,000.01 -  37,500.00...............................           83                2,988,629.48              0.76
   $37,500.01 -  40,000.00...............................           36                1,387,519.98              0.35
   $40,000.01 -  42,500.00...............................           30                1,238,364.81              0.32
   $42,500.01 -  49,000.00...............................           27                1,210,100.01              0.31
                                                                ------              --------------            ------
                              Total                             29,726             $391,089,167.76            100.00%
                                                                ======              ==============            ======

(1)  Percentages may not add to 100% because of rounding


         All of the Receivables provide for the payment by the related Obligor of the principal amount financed, together with interest accruing on the unpaid balance, in substantially equal monthly installments on each scheduled payment date, the total of which represents the amount financed plus interest charges on the amount financed for the term of such Receivable. Each Receivable provides for allocation of payments according to the simple interest method.

         Generally, payments on the Receivables will be applied first to interest accrued through the date of payment, then to outstanding charges (late fees, extension charges, returned check fees and other similar fees) and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocated to interest for the payment period will be less than if the payment had been made on the due date and the portion of the payment applied to reduce the principal balance will be correspondingly greater and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

         In the event of the prepayment in full (voluntarily or by acceleration) of a Receivable, the Obligor will be required to pay interest only to the date of prepayment.



                                 THE DEPOSITOR

         The Depositor is a bankruptcy-remote, special purpose Delaware corporation. The Depositor was incorporated in the State of Delaware on November 7, 1997. The principal executive offices of the Depositor are located at Seven World Trade Center, New York, New York 10048; telephone (212) 816-6000.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Securities will be applied by the Trust to purchase the Receivables from the Depositor and to fund the initial deposit to the Reserve Account. The Depositor will apply the net proceeds to it to purchase the Receivables from the Seller.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

         Holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes have been paid in full. Holders of the Class A-3 Notes will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. Holders of the Class A-4 Notes will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. Holders of the Class B Notes will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full. Holders of the Class C Certificates will not receive any principal payments until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes have been paid in full. See "Description of the Notes--Payments of Principal" and "Description of the Class C Certificates" herein. Final payment of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Certificates could occur significantly earlier than the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date, the Class B Final Scheduled Distribution Date or the Class C Final Scheduled Distribution Date (each such date a "Final Scheduled Distribution Date"), as applicable, since the rate of payment of principal of each Class of Notes and the Class C Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables.

         Payments on the Receivables may be in the form of scheduled payments or prepayments. Prepayments will include prepayments in full, partial prepayments, liquidations due to defaults, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, loss upon repossession, credit life and credit accident and health insurance policies and the Purchase Amounts of purchased Receivables. The Receivables may be prepaid at any time subject to applicable prepayment penalties described herein. The rate of prepayment of the Receivables may be influenced by a variety of economic, social and other factors. In addition, under certain circumstances, the Seller or the Servicer may be obligated to purchase Receivables with respect to which it is in breach of certain representations, warranties or covenants under the Receivables Purchase Agreement or Sale and Servicing Agreement, as applicable. See also "Description of the Notes--Optional Redemption" regarding the Servicer's option to purchase the Receivables when the Pool Balance is reduced to 5% or less of the Original Pool Balance.

         Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Securityholders.

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used herein, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         The table captioned "Percent of Initial Security Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions:

         (1) the Trust includes eight hypothetical pools of Initial Receivables and four hypothetical pools of Subsequent Receivables with the characteristics set forth in the following tables;

         (2) the Receivables prepay in full at the specified constant percentage of ABS monthly;

         (3) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

         (4) the initial principal amount of each Class of Notes and the Class C Certificates is as set forth on the cover page hereof;

         (5) interest accrues during each Interest Period at the applicable Note Rate or the Class C Rate;

         (6) payments on the Securities are made on the 15th day of each month whether or not a Business Day;

         (7)  the Securities are purchased on the Closing Date;

         (8) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following tables such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated stated remaining term to maturity;

         (9) the assumed cutoff date for each Initial Receivable is the close of business on February 29, 2000;

         (10) the assumed cutoff date for each  Subsequent  Receivable is the
              close of business on March   , 2000; and

         (11) the Servicer does exercise its option to purchase the Receivables, except as described herein.


                                                        Initial Receivables

                                                                          Weighted Average
                                 Aggregate Principal                     Remaining Term (in
                   Pool                 Balance               APR              Months)          Age (in Months)
                   ----        -------------------------     -----             -------          ---------------

                   1                $46,335,138.03            8.262%             26                   30
                   2                 72,421,591.09            8.276%             43                   16
                   3                103,482,769.16            8.300%             54                    8
                   4                 28,517,467.18            8.313%             64                    6
                   5                  4,653,923.44           11.837%             33                    1
                   6                 11,682,747.49           12.154%             46                    1
                   7                 71,199,444.35           11.339%             59                    1
                   8                 52,796,087.02           10.447%             67                    1
                                    --------------
                   Total           $391,089,167.76
                                   ===============


                                                      Subsequent Receivables

                                                                        Weighted Average
                                Aggregate Principal                    Remaining Term (in
                Pool                   Balance              APR              Months)          Age (in Months)
                ----          -------------------------    -----             -------          ---------------
                1                 $ 3,611,877.15           11.837%             34                    0
                2                   9,066,897.91           12.154%             47                    0
                3                  55,257,386.49           11.339%             60                    0
                4                  40,974,670.69           10.447%             68                    0
                                  --------------
                 Total           $108,910,832.24
                                 ===============


         The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes and the Class C Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average life of each such Security. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified.



                                           Percent of Initial Security Principal Balance
                                                    at Various ABS Percentages

                                             Class A-1 Notes                              Class A-2 Notes
                                   -------------------------------------     ---------------------------------------
       Distribution Date           0.50%   1.00%   1.50%    2.00%   2.50%    0.50%   1.00%   1.50%    2.00%     2.50%
       -----------------           -----   -----   -----    -----   -----    -----   -----   -----    -----     -----
       Closing Date..............  100%    100%     100%    100%     100%    100%    100%     100%    100%      100%
       April 2000                   92      90       88      86       82     100     100      100     100       100
       May 2000                     83      79       75      69       61     100     100      100     100       100
       June 2000                    74      68       61      53       42     100     100      100     100       100
       July 2000                    65      57       48      37       23     100     100      100     100       100
       August 2000                  56      46       35      23        5     100     100      100     100       100
       September 2000               47      36       24       9        0     100     100      100     100        86
       October 2000                 39      27       12       0        0     100     100      100      94        66
       November 2000                32      17        1       0        0     100     100      100      78        47
       December 2000                24       8        0       0        0     100     100       88      63        29
       January 2001                 16       0        0       0        0     100      98       75      48        11
       February 2001                 8       0        0       0        0     100      87       62      33         0
       March 2001                    0       0        0       0        0     100      76       50      19         0
       April 2001                    0       0        0       0        0      90      65       37       5         0
       May 2001                      0       0        0       0        0      81      55       25       0         0
       June 2001                     0       0        0       0        0      72      44       13       0         0
       July 2001                     0       0        0       0        0      62      34        2       0         0
       August 2001                   0       0        0       0        0      53      23        0       0         0
       September 2001                0       0        0       0        0      44      13        0       0         0
       October 2001                  0       0        0       0        0      34       3        0       0         0
       November 2001                 0       0        0       0        0      25       0        0       0         0
       December 2001                 0       0        0       0        0      16       0        0       0         0
       January 2002                  0       0        0       0        0       7       0        0       0         0
       February 2002                 0       0        0       0        0       0       0        0       0         0
       Avg.Life (years)(1)
           To 5% Call............  0.49    0.40     0.33    0.27     0.22    1.45    1.21     1.00    0.82      0.66
           To Maturity...........  0.49    0.40     0.33    0.27     0.22    1.45    1.21     1.00    0.82      0.66


---------------
(1)      The weighted average life of an A-1 Note or A-2 Note is determined by
         (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.


                                           Percent of Initial Security Principal Balance
                                                    at Various ABS Percentages


                                         Class A-3 Notes                               Class A-4 Notes
                          -----------------------------------------     ------------------------------------------
Distribution Date         0.50%    1.00%    1.50%    2.00%     2.50%    0.50%    1.00%     1.50%    2.00%    2.50%
-----------------         -----    -----    -----    -----     -----    -----    -----     -----    -----    -----
Closing Date...........    100%     100%     100%     100%      100%     100%     100%      100%     100%     100%
April 2000                 100      100      100      100       100      100      100       100      100      100
May 2000                   100      100      100      100       100      100      100       100      100      100
June 2000                  100      100      100      100       100      100      100       100      100      100
July 2000                  100      100      100      100       100      100      100       100      100      100
August 2000                100      100      100      100       100      100      100       100      100      100
September 2000             100      100      100      100       100      100      100       100      100      100
October 2000               100      100      100      100       100      100      100       100      100      100
November 2000              100      100      100      100       100      100      100       100      100      100
December 2000              100      100      100      100       100      100      100       100      100      100
January 2001               100      100      100      100       100      100      100       100      100      100
February 2001              100      100      100      100       98       100      100       100      100      100
March 2001                 100      100      100      100       88       100      100       100      100      100
April 2001                 100      100      100      100       79       100      100       100      100      100
May 2001                   100      100      100       94       71       100      100       100      100      100
June 2001                  100      100      100       86       62       100      100       100      100      100
July 2001                  100      100      100       78       54       100      100       100      100      100
August 2001                100      100       94       70       46       100      100       100      100      100
September 2001             100      100       87       62       38       100      100       100      100      100
October 2001               100      100       80       55       31       100      100       100      100      100
November 2001              100       96       73       48       23       100      100       100      100      100
December 2001              100       89       66       41       16       100      100       100      100      100
January 2002               100       83       60       35       10       100      100       100      100      100
February 2002              98        77       54       29        3       100      100       100      100      100
March 2002                 93        71       48       23        0       100      100       100      100       93
April 2002                 87        65       42       17        0       100      100       100      100       81
May 2002                   81        59       36       12        0       100      100       100      100       69
June 2002                  76        54       31       6         0       100      100       100      100       58
July 2002                  71        49       26       1         0       100      100       100      100       47
August 2002                66        44       21       0         0       100      100       100       92       37
September 2002             61        39       16       0         0       100      100       100       81       28
October 2002               56        35       12       0         0       100      100       100       71       18
November 2002              52        30       7        0         0       100      100       100       61       10
December 2002              47        25       3        0         0       100      100       100       51       0
January 2003               42        21       0        0         0       100      100       97        43       0
February 2003              37        17       0        0         0       100      100       88        35       0
March 2003                 33        12       0        0         0       100      100       79        28       0
April 2003                 28        8        0        0         0       100      100       71        21       0
May 2003                   24        4        0        0         0       100      100       63        14       0
June 2003                  19        0        0        0         0       100      100       55        8        0
July 2003                  15        0        0        0         0       100       92       47        0        0
August 2003                10        0        0        0         0       100       83       40        0        0
September 2003              6        0        0        0         0       100       74       34        0        0
October 2003                1        0        0        0         0       100       66       27        0        0
November 2003               0        0        0        0         0        94       59       22        0        0
December 2003               0        0        0        0         0        86       52       17        0        0
January 2004                0        0        0        0         0        78       45       12        0        0
February 2004               0        0        0        0         0        70       39        7        0        0
March 2004                  0        0        0        0         0        62       33        0        0        0
April 2004                  0        0        0        0         0        54       27        0        0        0
May 2004                    0        0        0        0         0        47       21        0        0        0
June 2004                   0        0        0        0         0        39       16        0        0        0
July 2004                   0        0        0        0         0        32       10        0        0        0
August 2004                 0        0        0        0         0        25       0         0        0        0
September 2004              0        0        0        0         0        17       0         0        0        0
October 2004                0        0        0        0         0        12       0         0        0        0
November 2004               0        0        0        0         0        7        0         0        0        0
December 2004               0        0        0        0         0        0        0         0        0        0
Avg.Life (years)(1)
    To 5% Call.........   2.71      2.36     2.01     1.67     1.39      4.14     3.80     3.34      2.80     2.33
    To Maturity........   2.71      2.36     2.01     1.67     1.39      4.15     3.81     3.34      2.80     2.33

------------
(1)      The weighted average life of an A-3 Note or A-4 Note is determined by
         (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.


                                           Percent of Initial Security Principal Balance
                                                    at Various ABS Percentages


                                              Class B Notes                             Class C Certificates
                          -------------------------------------------    --------------------------------------------
Distribution Date         0.50%    1.00%     1.50%    2.00%     2.50%    0.50%     1.00%    1.50%     2.00%     2.50%
-----------------         -----    -----     -----    -----     -----    -----     -----    -----     -----     -----
Closing Date...........    100%     100%      100%     100%      100%     100%      100%     100%      100%      100%
April 2000                 100      100       100      100       100      100       100      100       100       100
May 2000                   100      100       100      100       100      100       100      100       100       100
June 2000                  100      100       100      100       100      100       100      100       100       100
July 2000                  100      100       100      100       100      100       100      100       100       100
August 2000                100      100       100      100       100      100       100      100       100       100
September 2000             100      100       100      100       100      100       100      100       100       100
October 2000               100      100       100      100       100      100       100      100       100       100
November 2000              100      100       100      100       100      100       100      100       100       100
December 2000              100      100       100      100       100      100       100      100       100       100
January 2001               100      100       100      100       100      100       100      100       100       100
February 2001              100      100       100      100       100      100       100      100       100       100
March 2001                 100      100       100      100       100      100       100      100       100       100
April 2001                 100      100       100      100       100      100       100      100       100       100
May 2001                   100      100       100      100       100      100       100      100       100       100
June 2001                  100      100       100      100       100      100       100      100       100       100
July 2001                  100      100       100      100       100      100       100      100       100       100
August 2001                100      100       100      100       100      100       100      100       100       100
September 2001             100      100       100      100       100      100       100      100       100       100
October 2001               100      100       100      100       100      100       100      100       100       100
November 2001              100      100       100      100       100      100       100      100       100       100
December 2001              100      100       100      100       100      100       100      100       100       100
January 2002               100      100       100      100       100      100       100      100       100       100
February 2002              100      100       100      100       100      100       100      100       100       100
March 2002                 100      100       100      100       100      100       100      100       100       100
April 2002                 100      100       100      100       100      100       100      100       100       100
May 2002                   100      100       100      100       100      100       100      100       100       100
June 2002                  100      100       100      100       100      100       100      100       100       100
July 2002                  100      100       100      100       100      100       100      100       100       100
August 2002                100      100       100      100       100      100       100      100       100       100
September 2002             100      100       100      100       100      100       100      100       100       100
October 2002               100      100       100      100       100      100       100      100       100       100
November 2002              100      100       100      100       100      100       100      100       100       100
December 2002              100      100       100      100        0       100       100      100       100        0
January 2003               100      100       100      100        0       100       100      100       100        0
February 2003              100      100       100      100        0       100       100      100       100        0
March 2003                 100      100       100      100        0       100       100      100       100        0
April 2003                 100      100       100      100        0       100       100      100       100        0
May 2003                   100      100       100      100        0       100       100      100       100        0
June 2003                  100      100       100      100        0       100       100      100       100        0
July 2003                  100      100       100       0         0       100       100      100        0         0
August 2003                100      100       100       0         0       100       100      100        0         0
September 2003             100      100       100       0         0       100       100      100        0         0
October 2003               100      100       100       0         0       100       100      100        0         0
November 2003              100      100       100       0         0       100       100      100        0         0
December 2003              100      100       100       0         0       100       100      100        0         0
January 2004               100      100       100       0         0       100       100      100        0         0
February 2004              100      100       100       0         0       100       100      100        0         0
March 2004                 100      100        0        0         0       100       100       0         0         0
April 2004                 100      100        0        0         0       100       100       0         0         0
May 2004                   100      100        0        0         0       100       100       0         0         0
June 2004                  100      100        0        0         0       100       100       0         0         0
July 2004                  100      100        0        0         0       100       100       0         0         0
August 2004                100       0         0        0         0       100        0        0         0         0
September 2004             100       0         0        0         0       100        0        0         0         0
October 2004               100       0         0        0         0       100        0        0         0         0
November 2004              100       0         0        0         0       100        0        0         0         0
December 2004               0        0         0        0         0        0         0        0         0         0
Avg.Life (years)(1)
    To 5% Call.........   4.71      4.38     3.96      3.29     2.71      4.71     4.38      3.96     3.29      2.71
    To Maturity........   5.00      4.77     4.32      3.58     2.97      5.49     5.36      4.93     4.01      3.26


--------------
(1) The weighted average life of a Class B Note or Class C Certificate is determined by (1) multiplying the amount of each principal payment on the applicable security by the number of years from the date of the issuance of the security to the related payment date, (2) adding the results and (3) dividing the sum by the related initial principal amount of the security.



                           DESCRIPTION OF THE NOTES


General

         The Trust will issue its % Asset Backed Notes, Class A-1 (the "Class A-1 Notes") in an aggregate initial principal amount of $130,000,000 (the "Initial Class A-1 Note Balance"), its % Asset Backed Notes, Class A-2 (the "Class A-2 Notes") in an aggregate initial principal amount of $108,000,000 (the "Initial Class A-2 Note Balance"), its % Asset Backed Notes, Class A-3 (the "Class A-3 Notes") in an aggregate initial principal amount of $166,000,000 (the "Initial Class A-3 Note Balance"), its % Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") in an aggregate initial principal amount of $71,000,000 (the "Initial Class A-4 Note Balance") and its % Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes") in an aggregate initial principal amount of $15,000,000 (the "Initial Class B Note Balance") pursuant to an Indenture dated as of March 1, 2000 (the "Indenture"), between the Trust and the Indenture Trustee, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Notes and the Indenture. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.


Payments of Interest

         Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-1 Notes (the "Class A-1 Monthly Interest Distributable Amount") at the Class A-1 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-2 Notes (the "Class A-2 Monthly Interest Distributable Amount") at the Class A-2 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-3 Notes (the "Class A-3 Monthly Interest Distributable Amount") at the Class A-3 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-4 Notes (the "Class A-4 Monthly Interest Distributable Amount") at the Class A-4 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class B Notes (the "Class B Monthly Interest Distributable Amount") at the Class B Rate. Such interest will be payable to the holders of the Notes on each Distribution Date, commencing on April 17, 2000. Interest on the Class A-1 Notes, with respect to any Distribution Date, will accrue from the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) through the day immediately preceding such Distribution Date. Interest on the Notes (other than the Class A-1 Notes), with respect to any Distribution Date, will accrue from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs. Interest on the Class A-1 Notes will be calculated on the basis of the number of days in the related Interest Accrual Period and a 360-day year. Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such overdue interest (to the extent lawful) at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate or the Class B Rate, as applicable (the "Class A-1 Interest Carryover Shortfall", "Class A-2 Interest Carryover Shortfall", "Class A-3 Interest Carryover Shortfall", "Class A-4 Interest Carryover Shortfall" and "Class B Interest Carryover Shortfall", respectively).

         The Class A-1 Monthly Interest Distributable Amount and the Class A-1 Interest Carryover Shortfall are referred to herein collectively as the "Class A-1 Interest Distributable Amount"; the Class A-2 Monthly Interest Distributable Amount and the Class A-2 Interest Carryover Shortfall are referred to herein collectively as the "Class A-2 Interest Distributable Amount"; the Class A-3 Monthly Interest Distributable Amount and the Class A-3 Interest Carryover Shortfall are referred to herein collectively as the "Class A-3 Interest Distributable Amount"; the Class A-4 Monthly Interest Distributable Amount and the Class A-4 Interest Carryover Shortfall are referred to herein collectively as the "Class A-4 Interest Distributable Amount;" and the Class B Monthly Interest Distributable Amount and the Class B Interest Carryover Shortfall are referred to herein collectively as the "Class B Noteholders' Interest Distributable Amount."

         Interest payments on the Notes will generally be made from the Total Distribution Amount remaining after payment of the Servicing Fee. In the event such remaining amount is insufficient to pay the Class A Noteholders' Interest Distributable Amount and Class B Noteholders' Interest Distributable Amount in full, the amount of such shortfall will be paid first to the Class A Noteholders, and second to the Class B Noteholders, from amounts, if any, available in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions." Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. Interest payments to holders of the Class B Notes will be made only after the interest accrued on the Class A-1 Notes, the Class A-2 Notes, the A-3 Notes and the Class A-4 Notes has been paid in full. If amounts available to make interest payments on the Class A Notes are less than the full amount of interest payable on the Class A Notes on a Distribution Date, the Class A Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each Class of the Class A Notes.

         The "Class A-1 Rate" will be % per annum. The "Class A-2 Rate" will be % per annum. The "Class A-3 Rate" will be % per annum. The "Class A-4 Rate" will be % per annum. The "Class B Rate" will be % per annum.

         "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on April 17, 2000. Payments on the Notes will be made on each Distribution Date to holders of record of the Notes (the "Noteholders") as of the close of business on the day immediately preceding such Distribution Date (the "Record Date").

         The "Collection Period" with respect to any Distribution Date will be the calendar month preceding the month in which that Distribution Date occurs.

         As used herein, "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or any other day on which national banking institutions or commercial banking institutions in the States of New York, Ohio or Delaware are authorized or required by law, executive order or governmental decree to be closed.


Payments of Principal

         Principal payments will be made to the Noteholders in sequential order in an amount generally equal to the Regular Principal Allocation for each Distribution Date. No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. No principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full. No principal payments will be made on the Class B Notes until the Class A-4 Notes have been paid in full.

         The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Distribution Date in April 2001 (the "Class A-1 Final Scheduled Distribution Date"). The principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Distribution Date in October 2002 (the "Class A-2 Final Scheduled Distribution Date"). The principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Distribution Date in July 2004 (the "Class A-3 Final Scheduled Distribution Date"). The principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Distribution Date in July 2005 (the "Class A-4 Final Scheduled Distribution Date"). The principal balance of the Class B Notes, to the extent not previously paid, will be due on the Distribution Date in January 2006 (the "Class B Final Scheduled Distribution Date"). The actual date on which the aggregate outstanding principal amount of any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class B Notes is paid in full may be earlier than the applicable Final Scheduled Distribution Date due to a variety of factors, including those described herein under "Weighted Average Life of the Securities."


Mandatory Partial Redemption

         The Class A-1 Notes will be subject to mandatory partial redemption on the first Distribution Date if and to the extent that aggregate principal amount of the Securities issued on the Closing Date exceeds the Original Pool Balance minus the Overcollateralization Target Amount. In this event, the holders of Class A-1 Notes will receive, on the first Distribution Date, a distribution of principal equal to any such excess in addition to the Regular Principal Allocation for such Distribution Date.


Optional Redemption

         The Notes will be subject to early retirement, in whole but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. Under the terms of the Sale and Servicing Agreement, the Servicer may purchase the Receivables when the Pool Balance has been reduced to 5% or less of the Original Pool Balance. The "Pool Balance" on any Distribution Date will equal the aggregate principal balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period, and after reduction to zero of the aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection Period. Any such purchase of the Receivables by the Servicer will result in the early retirement of the outstanding Notes at a purchase price equal to the outstanding principal amounts thereof plus accrued and unpaid interest thereon.


Certain Provisions of the Indenture

         Indenture Events of Default; Rights upon Indenture Event of Default. Events of default under the Indenture ("Indenture Events of Default") will consist of:

         (1) a default for five days or more in the payment of any interest on the Class A Notes or, if the Class A Notes are not longer outstanding, the Class B Notes (the "Controlling Class") when the same becomes due and payable,

         (2) a default in the payment of principal of any Note when the same becomes due and payable upon maturity;

         (3) a default in the observance or performance in any material respect of any other covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class;

         (4) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class; or

         (5) certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the Trust.

         The amount of principal required to be paid to Noteholders under the Indenture on any Distribution Date will generally be limited to amounts available to be deposited in the Principal Distribution Account; therefore, the failure to pay principal on a Class of Notes will generally not result in the occurrence of an Event of Default under the Indenture until the applicable Final Scheduled Distribution Date for such Class of Notes.

         If an Indenture Event of Default occurs, then the Indenture Trustee may and at the direction of the holders of not less than a majority of the outstanding principal amount of the Controlling Class shall declare the Controlling Class of Notes to be immediately due and payable. Under such circumstances, the Indenture Trustee may institute proceedings to foreclose on the Receivables, may exercise any other remedies as a secured party, including selling the Receivables, or may elect to maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration. The Indenture Trustee will be prohibited from selling the Receivables following an Indenture Event of Default other than an Indenture Event of Default listed in clauses (1) or (2) of the immediately preceding paragraph, however, unless (a) the holders of all the outstanding Controlling Class consent to such sale; (b) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding Notes at the date of such sale; or (c) the Indenture Trustee determines based solely on an analysis provided by an independent accounting firm (which shall not be at the expense of the Indenture Trustee) that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the holders of Notes representing two-thirds of the aggregate outstanding principal amount of the Controlling Class. Any proceeds received in connection with a sale of the Receivables described in this paragraph shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 Notes and Class B Notes, in that order until each such Class is reduced to zero.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Indenture Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the aggregate outstanding principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Indenture Trustee. In addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the Controlling Class may, in certain cases, waive any Indenture Event of Default except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes.

         Notwithstanding the Indenture Events of Default described in the Prospectus under the caption "Description of the Notes--The Indenture--Events of Default; Rights upon Event of Default," until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes, in order that there be separate trustees for each of the Class A Notes and the Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless:

         (1) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Event of Default;

         (2) the holders of not less than 25% of the outstanding principal amount of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

         (3) such holder or holders have offered the Indenture Trustee indemnity satisfactory to the Indenture Trustee;

         (4) the Indenture Trustee has for 60 days failed to institute such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Controlling Class.

         None of the Indenture Trustee or the Owner Trustee in its individual capacity, any Class C Certificateholder or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Each Noteholder, by accepting a Note, and the Indenture Trustee will covenant that they will not at any time institute against the Trust or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         The Trust may not engage in any activity other than as described herein. The Trust may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

         Certain Covenants. The Trust may not consolidate with or merge into any other entity unless:

         (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (2) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and to perform or observe every agreement and covenant of the Trust under the Indenture;

         (3) no Indenture Event of Default shall have occurred immediately after such merger or consolidation;

         (4) the Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of such Rating Agency's then-current rating of any Class of the Notes; and

         (5) the Trust shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse federal tax consequence to the Trust or to any Securityholder.

         The Trust will not:

         (1) except as expressly permitted by the Indenture or the Transfer and Servicing Agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

         (2) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust;

         (3)  dissolve or liquidate in whole or in part;

         (4) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby;

         (5) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or

         (6) permit the lien of the Indenture not to constitute a valid first priority perfected security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.

         Modification of Indenture. The Trust and the Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may

         (1) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable;

         (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

         (3) reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

         (4) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them;

         (5) reduce the percentage of the aggregate outstanding amount of the Controlling Class, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes;

         (6) decrease the percentage of the aggregate principal amount of the Controlling Class required to amend the sections of the Indenture that specify the percentage of the aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or

         (7) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of the Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder; provided, however, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no such opinion of counsel shall be required, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Notes.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.


The Indenture Trustee

         The Chase Manhattan Bank, a New York banking corporation, will be the Indenture Trustee under the Indenture (the "Indenture Trustee"). The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee. The Trust will be obligated to remove the Indenture Trustee and appoint a successor if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, breaches any of its representations, warranties or covenants under the transaction documents or becomes insolvent. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will become effective until acceptance of the appointment by such successor Indenture Trustee. Unless a successor trustee shall have been so appointed and shall have accepted appointment within 90 days after giving of notice of resignation, the Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.


                    DESCRIPTION OF THE CLASS C CERTIFICATES

General

         The Trust will issue its % Asset Backed Certificates, Class C (the "Class C Certificates" or the "Certificates" and, together with the Notes, the "Securities") in an aggregate initial principal amount of $5,000,000 (the "Initial Class C Certificate Balance") pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Class C Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Class C Certificates and the Trust Agreement. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Class C Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions of Interest Income

         The Class C Certificateholders will be entitled to distributions of interest, to the extent of funds available therefor, on each Distribution Date beginning on April 17, 2000 in an amount equal to the Certificateholders' Interest Distributable Amount for such Distribution Date. Payments on the Certificates will be made on each Distribution Date to holders of record of the Class C Certificates (the "Class C Certificateholders" or the "Certificateholders") as of the close of business on the Record Date. As used herein, "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date and the Class C Certificates, interest accrued at the Class C Rate on the Class C Certificate Balance as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs, after giving effect to all distributions of principal to the Class C Certificateholders on such immediately preceding Distribution Date, plus any interest due but not distributed to the Class C Certificateholders on previous Distribution Dates, with interest on such overdue interest (to the extent lawful) at the Class C Rate (each, a "Class C Certificateholders' Interest Carryover Shortfall"). Each Certificateholders' Interest Distributable Amount will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the Class C Certificates generally will be funded from (A) the portion of the Total Distribution Amount remaining after the distribution of (i) the Servicing Fee, (ii) the Class A Noteholders' Interest Distributable Amount, (iii) the First Allocation of Principal, if any, (iii) the Class B Noteholders' Interest Distributable Amount and (iv) the Second Allocation of Principal, if any, and (B) that portion, if any, of funds on deposit in the Reserve Account available to cover shortfalls in the Total Distribution Amount available to pay the Certificateholders' Interest Distributable Amount.

         The "Class C Rate" will be   % per annum.


Distributions of Principal Payments

         No distributions of principal on the Class C Certificates will be made until the Class A Notes and Class B Notes have been paid in full. On each Distribution Date, commencing on the Distribution Date on which the Class A Notes and Class B Notes are paid in full, the outstanding principal amount of the Class C Certificates (the "Class C Certificate Balance") will be payable to the Class C Certificateholders in an amount generally equal to the Regular Principal Allocation for each Distribution Date, to the extent of funds available therefor following payment of the Certificateholders' Interest Distributable Amount.

         The principal balance of the Class C Certificates, to the extent not previously paid, will be due on the Distribution Date in March 2007 (the "Class C Final Scheduled Distribution Date").


Optional Prepayment

         If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Original Pool Balance, the Class C Certificateholders will receive an amount in respect of the Class C Certificates equal to the outstanding Class C Certificate Balance together with accrued but unpaid interest at the Class C Rate after the Class A Notes and Class B Notes have been retired, which distribution shall effect an early retirement of the Class C Certificates. See "Description of the Notes--Optional Redemption" herein.


                 CERTAIN INFORMATION REGARDING THE SECURITIES


Form, Exchange, Registration and Title

         The Notes and Certificates will initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Noteholders and Certificateholders may hold their Securities in the United States through DTC, or, solely in the case of the Notes, in Europe through Clearstream Banking, societe anonyme, a company with limited liability under Luxembourg law and formerly known first as "Cedel S. A." and more recently as "Cedelbank" ("Clearstream") or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Notes and Certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Noteholders and Certificateholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes or Certificates may do so only through Participants (unless and until Definitive Securities (as defined below) are issued). In addition, Noteholders and Certificateholders will receive all distributions of principal of and interest on the Notes and Certificates from the Indenture Trustee or the Owner Trustee (the "Trustees" ) through DTC and Participants. Noteholders and Certificateholders will not receive or be entitled to receive physical securities representing their respective interests in the Notes or Certificates, except under the limited circumstances described below.

         Unless and until Definitive Securities are issued, it is anticipated that the only Noteholder or Certificateholder will be Cede, as nominee of DTC. Beneficial owners of the Notes and Certificates will not be Securityholders. Beneficial owners are only permitted to exercise the rights of Securityholders indirectly through Participants and DTC.

         While the Notes and Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer the Securities by book-entry transfer through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

         Physical Notes or Certificates will be issued in registered form to Noteholders or Certificateholders or their nominees rather than to DTC (such being referred to herein as "Definitive Securities") only if:

         (1) DTC or the Depositor advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Securities and the Depositor or the applicable Trustee is unable to locate a qualified successor,

         (2) the Depositor, at its sole option and with the consent of the applicable Trustee, elects to terminate the book-entry system through DTC or

         (3) in the case of the Notes, after the occurrence of an Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Notes being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance of Definitive Securities to Noteholders, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

         DTC has advised the Depositor and the applicable Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture or a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Securities are credited. DTC has advised the Depositor that DTC will take such action with respect to any percentage interests of the Notes only at the direction of and on behalf of such Participants with respect to such percentage interests of the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Securities that conflict with actions taken with respect to other Securities.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Class of Securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" herein. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the Depositor would seek an alternative depositary (if available) or cause the issuance of Definitive Securities to Securityholders or their nominees in the manner described above.

         Issuance of the Securities in book-entry form rather than as physical Securities may adversely affect the liquidity of the Securities in the secondary market and the ability of Securityholders to pledge them. In addition, since distributions on the Securities will be made by the applicable Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Securityholders, Securityholders may experience delays in the receipt of such distributions.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.


Sale and Assignment of Receivables

         On the Closing Date, the Seller will sell and assign the Receivables to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement, and the Depositor will sell and assign the Receivables to the Trust, without recourse, pursuant to the Sale and Servicing Agreement. Each Receivable will be identified in a schedule to the Receivables Purchase Agreement and the Sale and Servicing Agreement.

         In the Receivables Purchase Agreement, the Seller will represent and warrant to the Depositor that, among other things:

         (1) the information provided with respect to the Receivables is correct in all material respects as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable;

         (2) the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements;

         (3) upon the purchase of the Receivables by the Depositor, the Receivables will be free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims will have been asserted or threatened under such Receivables;

         (4) immediately prior to the sale of the Receivables by the Seller to the Depositor and by the Depositor to the Trust, each of the Receivables will be secured by a first priority perfected security interest in the related Financed Vehicle in favor of the Seller; and

         (5) each Receivable, at the time it was originated, complied and, at the Closing Date, will comply in all material respects with applicable federal and state laws.

         The Seller will be obligated to repurchase for the Purchase Amount any Receivable with respect to which there is a material breach of a representation or warranty unless such breach is cured in a timely manner. The "Purchase Amount" with respect to any Receivable will equal the unpaid principal balance owed by the Obligor thereof plus accrued but unpaid interest on such amount at the applicable APR to the last day of the month of repurchase.

         The right of the Depositor to enforce the Seller's repurchase obligation under the Receivables Purchase Agreement will be assigned to the Trust in the Sale and Servicing Agreement. The repurchase obligation will constitute the sole remedy available to the Depositor, the Trust, the Indenture Trustee or the Securityholders with respect to the Seller for any such uncured breach. There is no guarantee that the Seller will have the financial ability to effect any repurchase of Receivables.


Servicing Procedures

         The Servicer will follow its current standards, or such more exacting standards as the Servicer may employ in the future, in servicing the Receivables. The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to retail installment sale contracts and loan notes it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and in compliance with the Sale and Servicing Agreement, arrange with an Obligor to extend the payment due date under the related Receivable. No such arrangement will extend the final payment date on any Receivable beyond the last day of the Collection Period ending six months prior to the Final Scheduled Maturity Date. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable for the Purchase Amount.

         On or before the earlier of (1) the eleventh calendar day of each month (or if such eleventh day is not a Business Day, the next succeeding Business Day) and (2) the third Business Day preceding the related Distribution Date (each such day, a "Determination Date"), the Servicer will prepare and deliver to the Indenture Trustee, the Owner Trustee and the Rating Agencies a certificate (the "Servicer's Certificate") setting forth, among other things, the amount collected on the Receivables during the related Collection Period, including the Purchase Amounts for any Purchased Receivables and the unpaid principal balance of any Receivables that became Liquidated Receivables during such Collection Period, and any other information reasonably requested by the Indenture Trustee or the Owner Trustee to enable the Indenture Trustee and the Owner Trustee to make all required distributions and to deliver the Statement to Securityholders on the related Distribution Date.


Monthly Advances

         With respect to each Distribution Date, not later than the date on which deposits are required to be made to the Collection Account, the Servicer will remit to the Indenture Trustee for deposit in the Collection Account an amount to be distributed on such Distribution Date, equal to the interest due but not received on each of the Receivables during the previous Collection Period (net of the Servicing Fee) (the "Advance"). The Servicer's obligation to make Advances continues with respect to each Receivable until such Receivable becomes a Liquidated Receivable.

         Notwithstanding the foregoing, the Servicer is not required to make any Advance if, in the good faith judgment and sole discretion of the Servicer, the Servicer determines that the Advance will not be ultimately recoverable from collections received from the Obligor in respect to the related Receivable or other recoveries in respect of that Receivable (a "Nonrecoverable Advance"). However, if any Advance paid by the Servicer is determined by the Servicer to be nonrecoverable from such sources, the amount of that Nonrecoverable Advance may be reimbursed to the Servicer from other amounts on deposit in the Collection Account. The Servicer's right to reimbursement for Nonrecoverable Advances is prior to the rights of the holders of the Securities.


Accounts

         On or before the Closing Date, the Trust will establish, or cause to be established, the Collection Account, the Note Interest Distribution Account, the Principal Distribution Account, the Reserve Account, the Certificate Interest Distribution Account and the Certificate Principal Distribution Account, which will be used by the Servicer and the Indenture Trustee or Owner Trustee, as applicable, in connection with the servicing of the Receivables and making distributions pursuant to the Sale and Servicing Agreement.

         Funds in the Collection Account, the Note Interest Distribution Account, the Principal Distribution Account, the Reserve Account, the Certificate Interest Distribution Account and the Certificate Principal Distribution Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments rated in the highest investment category by each of the Rating Agencies. Any earnings on amounts on deposit in the Trust Accounts (other than the Collection Account) will be available to fund distributions to Noteholders or Certificateholders.

         The Collection Account, the Note Interest Distribution Account, the Principal Distribution Account, and the Reserve Account (together, the "Trust Accounts") will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or
(b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, (1) which has either (A) a long-term unsecured debt rating acceptable to each Rating Agency or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and (2) whose deposits are insured by the FDIC.

         Collection Account. The Servicer, for the benefit of the Noteholders and the Class C Certificateholders, will establish and maintain a collection account (the "Collection Account") at the Indenture Trustee and in the name of the Indenture Trustee. For so long as the Servicer satisfies certain requirements for depositing collections less frequently, the Servicer will deposit all amounts that it receives in respect of the Receivables during each Collection Period into the Collection Account on the Business Day prior to the related Distribution Date. Huntington currently satisfies those requirements. If the Servicer no longer satisfies the conditions referred to in the preceding sentence, the Servicer will deposit all amounts that it receives in respect of the Receivables during each Collection Period into the Collection Account within two Business Days of receipt thereof and in no event later than the Business Day prior to the related Distribution Date. If the Servicer is not able to remit such amounts at such time, those funds will not be available for distribution to Securityholders, and Securityholders might incur a loss as a result. The Indenture Trustee will possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate (as defined in the Indenture). The Collection Account will be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Class C Certificateholders, as applicable.

         Note Interest Distribution Account. On or prior to the Closing Date, the Indenture Trustee will establish and maintain initially with itself an account into which amounts released from the Collection Account and the Reserve Account for payments of interest to the Noteholders will be deposited and from which all distributions of interest to the Noteholders will be made (the "Note Interest Distribution Account").

         Principal Distribution Account. On or prior to the Closing Date, the Indenture Trustee will establish and maintain initially with itself an account into which amounts released from the Collection Account and the Reserve Account for payments of principal to the Noteholders and the Certificate Principal Distribution Account will be deposited and from which all distributions of principal to the Noteholders and the Certificate Principal Distribution Account will be made (the "Principal Distribution Account").

         Reserve Account. On the Closing Date, the Trust will deposit from the proceeds of the sale of the Securities approximately $10,000,000 into a reserve account (the "Reserve Account"), which is 2.00% of the Original Pool Balance. Thereafter, the "Reserve Account Required Amount" for a Distribution Date will be an amount equal to 2.00% of the Pool Balance as of the end of the related Collection Period. In no event, however, will the Reserve Account Required Amount on any Distribution Date be less than the lesser of 1.15% of the Original Pool Balance (which is equal to approximately $5,750,000) and the aggregate principal amount of the Securities after giving effect to distributions on such Distribution Date. The Reserve Account shall be an Eligible Account held by the Indenture Trustee, and will be pledged to the Indenture Trustee for the benefit of the Noteholders. On each Distribution Date on which the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, the Total Distribution Amount remaining after the payment of clauses (1) through (7) under "Description of the Transfer and Servicing Agreements--Distributions--Priority of Payments" herein, up to an amount equal to such shortfall, will be deposited to the Reserve Account.

         All amounts on deposit in the Reserve Account on any Distribution Date will be available for withdrawal up to the amount of the Reserve Account Withdrawal Amount, if any, and the Reserve Account Release Amount, if any, for such Distribution Date.

         Certificate Interest Distribution Account and Certificate Principal Distribution Account. In addition to the Trust Accounts, the Servicer will establish an interest distribution account (the "Certificate Interest Distribution Account") and a principal distribution account (the "Certificate Principal Distribution Account"), each in the name of the Owner Trustee, into which amounts released from the Collection Account and the Reserve Account for distribution to the Class C Certificateholders in respect of interest and principal, respectively, will be deposited and from which all distributions to the Class C Certificateholders in respect of interest and principal, respectively, will be made. The Certificate Interest Distribution Account and the Certificate Principal Distribution Account will be maintained as Eligible Deposit Accounts.


Credit Enhancement

         Subordination of the Class C Certificates and the Class B Notes. No distributions of principal will be made to the Class B Notes on any Distribution Date until the holders of the Class A Notes have been paid in full and all other required payments and deposits have been made. The subordination of the Class B Notes is intended to enhance the likelihood of timely receipt by the Class A Noteholders of the full amount of interest and principal distributable to them on each Distribution Date and to afford the Class A Noteholders limited protection against losses in respect of the Receivables.

         No distributions of principal will be made to Class C Certificateholders on any Distribution Date until the holders of the Class A Notes and Class B Notes have been paid in full and all other required payments and deposits have been made. The subordination of the Class C Certificates is intended to enhance the likelihood of timely receipt by the Class A Noteholders and the Class B Noteholders of the full amount of interest and principal distributable to them on each Distribution Date and to afford the Class A Noteholders and the Class B Noteholders limited protection against losses in respect of the Receivables.

         Reserve Account. On any Distribution Date, the Reserve Account Withdrawal Amount, if any, will be applied to make the payments described herein under "Description of the Transfer and Servicing
Agreements--Distributions--Priority of Payments."

         The "Reserve Account Withdrawal Amount" with respect to each Distribution Date will be the lesser of (i) the amount then on deposit in the Reserve Account (after giving effect to any withdrawals therefrom relating to any Reserve Account Release Amount for such Distribution Date) and (ii) the amount, if any, by which the sum of the following amounts exceeds the Total Distribution Amount:

          o   the servicing fee for such Distribution Date,

          o   interest on the Securities for such Distribution Date,

          o if such Distribution Date is the Final Scheduled Distribution Date of any Class of Securities, the amount necessary to reduce the principal balance of such Class of Securities to zero, and

          o to the extent not included in the preceding clause, the excess, if any, by which the aggregate outstanding principal amount of the Securities (after giving effect to distributions of the Total Distribution Amount on such Distribution Date) exceeds the Pool Balance with respect to such Distribution Date.

         Overcollateralization. On the Closing Date, the Original Pool Balance will exceed the initial principal amount of the Securities by approximately $5,000,000 (the "Initial Overcollateralization Amount"), which is approximately 1.00% of the Original Pool Balance. This excess is called "overcollateralization." On any Distribution Date after the first Distribution Date, the "Overcollateralization Target Amount" shall be equal to the greater of (a) 2.50% of the Pool Balance and (b) the aggregate principal balance of the Receivables that are delinquent 91 days or more (including repossessions) and have not been liquidated. Collections on the Receivables will be applied to payments of principal on the Securities in a manner that is intended to increase the level of overcollateralization to the Overcollateralization Target Amount, until the Overcollateralization Target Amount is reached. In general, subject to clause (b) above, the target amount of overcollateralization will decrease as the Pool Balance decreases. On any Distribution Date, the amount of overcollateralization will be available to absorb the Securities' share of losses from Liquidated Receivables, if those losses are not otherwise covered by excess collections from the Receivables, if any.


Distributions

         Deposits to Collection Account. On or before each Determination Date, the Servicer will provide the Indenture Trustee and the Owner Trustee with a Servicer's Certificate in which the Servicer will set forth certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or purchased by the Servicer. No later than one Business Day prior to each Distribution Date, the Servicer will cause to be deposited into the Collection Account all collections and other amounts constituting the Total Distribution Amount (which amount shall not include any investment earnings on funds on deposit in the Collection Account). On or before each Distribution Date, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the excess, if any, of
(i) the amount on deposit in the Reserve Account on such Distribution Date (prior to giving effect to any withdrawals therefrom relating to such Distribution Date) over (ii) the Reserve Account Required Amount with respect to such Distribution Date (such excess, the "Reserve Account Release Amount"). In addition, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the Reserve Account Withdrawal Amount, if any, for such Distribution Date.

         The "Total Distribution Amount" with respect to each Distribution Date will equal the sum of the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses or Cram Down Losses) and the Interest Distribution Amount.

         The "Interest Distribution Amount" for any Distribution Date will be equal to the sum of the following amounts with respect to the related Collection Period:

         (1) that portion of all collections on Receivables allocable to interest (including the amount, if any, of Advances for that Collection Period, but excluding the amount, if any, of reimbursements of Advances previously made by the Servicer);

         (2) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable;

         (3)  Recoveries for such Collection Period;

         (4) investment earnings on the Trust Accounts (other than the Collection Account) for the related Distribution Date;

         (5) net liquidation proceeds for such Collection Period to the extent allocable to interest; and

         (6)  net investment losses required to be deposited by the Servicer.

         The "Regular Principal Distribution Amount" on any Distribution Date will be the sum of the following amounts, without duplication, with respect to the related Collection Period:

         (1) that portion of all collections on Receivables allocable to principal;

         (2) the unrecovered portion of the aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection Period;

         (3)  the amount of any Cram Down Loss, and

         (4) that portion allocable to principal of the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of such Collection Period.

         "Cram Down Loss" means any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the principal balance of the Receivable immediately prior to such order over (ii) the principal balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred on the date on which the Servicer received notice of such order.

         "Liquidated Receivable" means a Receivable with respect to which the earliest of the following shall have occurred: (1) the related Financed Vehicle has been repossessed and liquidated, (2) the related Financed Vehicle has been repossessed in excess of 60 days and has not yet been liquidated, (3) the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received or (4) the end of the Collection Period in which the Receivable becomes 120 days or more past due.

         "Realized Losses" as to any Distribution Date will equal the amount, if any, by which the outstanding aggregate principal balance of all Receivables that became Liquidated Receivables during the related Collection Period exceeds that portion allocable to principal of all net liquidation proceeds received with respect to such Liquidated Receivables.

         "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including net liquidation proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

         The first Collection Period will begin on the open of business on March 1, 2000 and will continue through March 31, 2000. The first Distribution Date will occur on April 17, 2000, on which date the Regular Principal Allocation will include those collections received in respect of the Receivables for the Collection Period, allocable to principal, as described herein. Each Collection Period thereafter will consist of one calendar month. The following sets forth an example of a hypothetical monthly distribution:

March 1--March 31                   Collection Period.  Scheduled payments,
                                    prepayments and other proceeds on or with respect to the Receivables are remitted to the Servicer and are to be deposited into the Collection Account no later than the Business Day preceding the Distribution
                                    Date.

April 11 Determination Date. On or before this date the Servicer will notify the Owner Trustee and the Indenture Trustee of, among other things, the amount of collections received during the related Collection Period and the amounts required to be distributed on the Distribution Date.

April 14 Record Date. Distributions on the Distribution Date will be made to Securityholders of record at the close of business on this date.

April 17 Distribution Date. The Indenture Trustee will pay the amounts specified, and in the priority described, below.

         Priority of Payments. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

        (1) to the Servicer, the Servicing Fee (and any accrued and unpaid Servicing Fees from prior Collection Periods);

        (2) to the Class A Noteholders, ratably, from the Total Distribution Amount remaining after the application of clause
                (1), the Class A Noteholders' Interest Distributable Amount;

        (3) to the Principal Distribution Account, for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the First Allocation of Principal, if any;

        (4) to the Class B Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Class B Noteholders' Interest Distributable Amount;

        (5) to the Principal Distribution Account, for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Second Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to clause (3) above;

        (6) to the Certificate Interest Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (5), the Certificateholders' Interest Distributable Amount;

        (7) to the Principal Distribution Account, for distribution as described below, from the Total Distribution Amount remaining after the application of clauses (1) through (6), the Regular Principal Allocation, reduced by any First Allocation of Principal paid pursuant to clause (3) above and any Second Allocation of Principal paid pursuant to clause (5) above;

        (8) to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (1) through (7), any deficiency in the Reserve Account Required Amount;

        (9) to the Indenture Trustee and the Owner Trustee, from the Total Distribution Amount remaining after the application of clauses
                (1) through (8), any other accrued and unpaid fees or expenses owed to such party, to the extent such fees are not paid by the Servicer; and

       (10) the remainder, if any, of the Total Distribution Amount, to Huntington.

         On each Distribution Date, the Indenture Trustee shall withdraw the Reserve Account Release Amount and the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts into the Collection Account for distribution in the order of priority above.

         On each Distribution Date, all amounts on deposit in the Principal Distribution Account will be generally distributed in the following order of priority:

        (1) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

        (2) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

        (3) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero;

        (4) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero;

        (5) to the Class B Noteholders in reduction of principal until the principal balance of the Class B Notes has been reduced to zero; and

        (6) to the Certificate Principal Distribution Account, an amount sufficient to reduce the principal balance of the Class C Certificates to zero.

         On each Distribution Date, all amounts on deposit in the Certificate Interest Distribution Account will be generally distributed to the Class C Certificateholders in the amount of accrued and unpaid interest on the Class C Certificate Balance at the Class C Rate.

         On each Distribution Date, all amounts on deposit in the Certificate Principal Distribution Account will be generally distributed to the Class C Certificateholders in reduction of principal until the principal balance of the Class C Certificates has been reduced to zero.

For purposes hereof, the following terms shall have the following meanings:

         "First Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount for such Distribution Date, the Class A-2 Interest Distributable Amount for such Distribution Date, the Class A-3 Interest Distributable Amount for such Distribution Date and the Class A-4 Interest Distributable Amount for such Distribution Date.

         "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

         "Regular Principal Allocation" means, with respect to any Distribution Date, the excess, if any, of the aggregate outstanding principal amount of the Securities as of the day immediately preceding such Distribution Date over (a) the Pool Balance at the end of the related Collection Period minus (b) the Overcollateralization Target Amount with respect to such Distribution Date; provided, however, that the Regular Principal Allocation shall not exceed the outstanding principal balance of the Securities; and provided, further, that the Regular Principal Allocation on or after the Final Scheduled Distribution Date of any Class of Securities shall not be less than the amount that is necessary to reduce the outstanding principal amount of such Class of Securities to zero.

         "Second Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance as of the end of the related Collection Period.

         "Servicing Fee" means an amount equal to the sum of (a) the product of the Servicing Fee Rate and the Pool Balance as of the first day of the related Collection Period, and (b) any late fees, extension fees, prepayment penalties and other administrative fees or similar charges collected on the Receivables.

         "Servicing Fee Rate" means 1.0% per annum.

         Notwithstanding the foregoing, (x) following the occurrence and during the continuation of an Indenture Event of Default relating to default in the payment of principal or interest on any Note or the occurrence of an event of insolvency or dissolution which Indenture Event of Default has resulted in an acceleration of the Notes, the funds on deposit in the Collection Account (including funds, if any, deposited therein from the Reserve Account) remaining after the payment of the servicing fee and interest on the Class A Notes for such Distribution Date, will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class A Notes to zero, and no distributions of principal or interest on the Class B Notes will be made until payment in full of principal and interest on the Class A Notes, and (y) following the occurrence and during the continuation of any other Indenture Event of Default which has resulted in an acceleration of the Notes, the funds on deposit in the Collection Account (including funds, if any, deposited therein from the Reserve Account) remaining after the payment of the servicing fee, interest on the Class A Notes and the Class B Notes, the First Allocation of Principal, if any, and the Second Allocation of Principal, if any, will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of all the Notes to zero, and in neither case will the Certificateholders receive any distributions until the principal amount and accrued interest on all the Notes has been paid in full.

         Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account under the Sale and Servicing Agreement until the Class C Certificate Balance is reduced to zero.


Lists of Securityholders

         Three or more Noteholders or Certificateholders of a given Class of Securities, or one or more Noteholders or Certificateholders evidencing not less than 25% of the aggregate outstanding principal amount of a given Class of Securities may, by written request to the Indenture Trustee or Owner Trustee, as applicable, obtain access to the list of like Securityholders maintained by the Indenture Trustee or the Owner Trustee for the purpose of communicating with other like Securityholders with respect to their rights under the Indenture and Notes or Trust Agreement and Certificates, as applicable. The Indenture Trustee or Owner Trustee may elect not to afford the requesting Securityholders access to such list if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Securityholders, to all like Securityholders.


Reports to Securityholders

         On each Determination Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Securityholders (the "Statement to Securityholders") on such Distribution Date. Each such Statement to Securityholders will include the following information with respect to the Securities and the related Distribution Date or Collection Period, as applicable:

         (1) the amount of the distribution allocable to principal of each Class of Notes;

         (2) the amount of the distribution allocable to interest on or with respect to each Class of Notes;

         (3) the amount of the distribution allocable to principal of the Class C Certificates;

         (4) the amount of the distribution allocable to interest on with respect to the Class C Certificates;

         (5)    the amount of the Regular Principal Allocation;

         (6)    the amount of the First Allocation of Principal, if any;

         (7)    the amount of the Second Allocation of Principal, if any;

         (8) the Pool Balance as of the close of business on the last day of the related Collection Period;

         (9) the outstanding aggregate principal amount of, and the note factor, for each Class of Notes after giving effect to all payments reported under clause (1) above on such date;

         (10) the Class C Certificate Balance and the certificate factor for the Class C Certificates, after giving effect to all payments reported under clause (3) above on such date;

         (11) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

         (12) the aggregate amounts of Realized Losses, if any, with respect to the related Collection Period;

         (13)   the balance of the Reserve Account on the related
                Determination Date after giving effect to deposits and withdrawals to be made on such Distribution Date, if any;

         (14) the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from each such account, in each case with respect to such Distribution Date;

         (15) the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

         (16) the aggregate principal balance of Receivables that are 30 to 59 days, 60 to 89 days or 90 days or more delinquent as of the last day of the related Collection Period;

         (17) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class B Noteholders' Interest Carryover Shortfall and the Class C Certificateholders' Interest Carryover Shortfall, in each case after giving effect to payments on such Distribution Date, and any change in such amounts from the preceding statement;

         (18) the aggregate Purchase Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

         (19) the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

         (20) the aggregate principal balance and number of Receivables with respect to which the Servicer granted an extension or deferment; and

         (21) the Overcollateralization Target Amount for the next Distribution Date.

         Each amount set forth on the Distribution Date statement under clauses (1), (2), (3), (4) or (17) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Indenture Trustee and the Owner Trustee will mail to each person who at any time during such calendar year has been a Noteholder or Certificateholder, as applicable, and received any payment on the Notes or Certificates, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences" herein.


Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Distribution Date in an amount equal to the product of the Servicing Fee Rate and the Pool Balance as of the first day of the related Collection Period. The Servicing Fee also includes any late fees, extension fees, prepayment penalties and other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of receivables, as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the Receivables.


Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee, the Owner Trustee and the Rating Agencies within 120 days after the end of each fiscal year, a statement as to compliance by the Servicer during the twelve months that ended as of the end of such fiscal year (or in the case of the first such certificate, the period from the Closing Date to the end of such fiscal year) with certain standards relating to the servicing of the Receivables.

         The Sale and Servicing Agreement will also provide for the delivery to the Indenture Trustee, the Owner Trustee and the Rating Agencies, within 120 days after the end of each fiscal year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or in the case of the first such certificate, the period from the Closing Date to the end of such fiscal year) or, if there has been a default in the fulfillment of any such obligation, describing each such default and the status thereof. The Servicer has agreed to give the Indenture Trustee and the Owner Trustee notice of any Servicer Termination Event under the Sale and Servicing Agreement.

         Copies of such accountants' statements and officer's certificates may be obtained by Securityholders on request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.


Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor Servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event Huntington resigns as Servicer or is terminated as Servicer, the Indenture Trustee has agreed to assume the servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement except for liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

         Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity, in each of the foregoing cases, assumes the obligations of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.


Servicer Termination Event

         A "Servicer Termination Event" under the Sale and Servicing Agreement will mean the occurrence of any of the following:

         (1) any failure by the Servicer to deposit to the Collection Account any proceeds or payments required to be so delivered, which failure continues unremedied for five Business Days, or any failure to deliver the Servicer's Certificate by the applicable Determination Date, which failure materially and adversely affects the rights of Securityholders and continues unremedied for five Business Days;

         (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement under the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by (a) the Indenture Trustee or (b) the holders of Notes representing more than 25% of the aggregate outstanding principal amount of the Controlling Class; and

         (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer.


Rights Upon Servicer Termination Event

         If a Servicer Termination Event occurs, then the Indenture Trustee or holders of Notes evidencing 25% or more of the aggregate outstanding principal amount of the Controlling Class (or, if no Notes are outstanding, holders of Certificates evidencing 25% or more of the aggregate outstanding principal amount of the Certificates), may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the successor Servicer, as shall have been appointed by the Indenture Trustee, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor Servicer will not result in a material disruption in the performance of the duties of the Servicer.


Waiver of Past Defaults

         The holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Class (or, if no Notes are outstanding, holders of Certificates evidencing not less than a majority of the aggregate outstanding principal amount of the Certificates) may waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.


Amendment

         Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders thereunder; provided, that any such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Securityholder; provided, however, that such amendment shall be deemed not to materially and adversely affect the interests of any Securityholder, and no such opinion of counsel shall be required, if the Rating Agencies confirm that the amendment will not result in the withdrawal, qualification or reduction of the then current ratings of the Securities.

         The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the Class A Noteholders evidencing at least a majority of the Class A Note Balance, the Class B Noteholders evidencing at least a majority of the Class B Note Balance and the Class C Certificateholders evidencing at least a majority of the Class C Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders; provided, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Securityholders or (2) reduce the aforesaid percentage of the Class A Notes, Class B Notes or Class C Certificates that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Class A Notes, Class B Notes or Class C Certificates, as applicable.


Termination

         The obligations of the Servicer, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee with respect to the Trust pursuant to the Transfer and Servicing Agreements will terminate upon the earliest to occur of:

         (1) the maturity or other liquidation of the last Receivable in the Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables,

         (2) the payment to Securityholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

         (3) the purchase by the Servicer of all of the Receivables as of the end of any Collection Period after the Pool Balance is reduced to 5% or less of the Original Pool Balance pursuant to the terms of the Sale and Servicing Agreement.


Administration Agreement

         Huntington, in its capacity as the Administrator (the "Administrator"), will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Administrator will agree to provide the notices and to perform other administrative obligations required by the Indenture. The Administrator shall not be paid a separate fee for the performance of its duties as Administrator.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Brown & Wood LLP, special federal tax counsel to the Trust, for federal income tax purposes, the Class A Notes will and the Class B Notes should, be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) that is taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. Each Class C Certificateholder, by acceptance of a Class C Certificate, will agree to treat the Trust as a partnership for federal income tax purposes in which the Class C Certificateholders and Huntington are the partners. See "Material Federal Income Tax Consequences" in the Prospectus.


                             ERISA CONSIDERATIONS


The Notes

         The Notes may, in general, be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

         The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan assets and
(2) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.


The Class C Certificates

         The Class C Certificates may not be acquired by any employee benefit plan subject to ERISA, or Section 4975 of the Code, or by an individual retirement account. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.


                                 UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement among the Depositor and the Underwriters (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Securities set forth opposite its name below.

                                  Principal      Principal     Principal     Principal      Principal      Principal
                                  Amount of      Amount of     Amount of     Amount of      Amount of      Amount of
                                  Class A-1      Class A-2     Class A-3     Class A-4       Class B        Class C
Underwriter                         Notes          Notes         Notes         Notes          Notes      Certificates
-----------                         -----          -----         -----         -----          -----      ------------

Salomon Smith Barney Inc.........$                $            $              $              $             $
Huntington Capital Corp..........$                $            $              $
Lehman Brothers Inc..............$                $            $              $



         In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Securities if any Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

         The Depositor has been advised by the Underwriters that they propose initially to offer the Securities to the public at the prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less the initial selling concession not in excess of the applicable percentage set forth in the table below. The Underwriters may allow and such dealers may reallow a concession not in excess of the applicable percentage set forth in the table below to certain other dealers. After the initial public offering of the Securities, the public offering price and such concessions may be changed.

                                                     Selling
                                                     Concession   Reallowance
                                                     ----------   -----------
Class A-1 Notes.................................            %             %
Class A-2 Notes.................................            %             %
Class A-3 Notes.................................            %             %
Class A-4 Notes.................................            %             %
Class B Notes...................................            %             %
Class C Certificates............................            %             %


         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

         If the Underwriters create a short position in the Securities in connection with the offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Securities in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

         The Underwriting Agreement provides that the Depositor will indemnify each of the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that any of the Underwriters may be required to make in respect thereof.

         Huntington Capital Corp. is an affiliate of Huntington.


                                 LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP and for the Seller and the Servicer by Porter, Wright, Morris & Arthur LLP. Certain legal matters with respect to the federal income tax matters discussed under "Material Federal Income Tax Consequences" herein will be passed upon by Brown & Wood llp, special federal tax counsel to the Depositor. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP.


                            INDEX OF DEFINED TERMS

Term                                       Page (S- )
----                                       ----------

ABS................................................27
ABS Table..........................................28
Administrator......................................55
Advance........................................10, 44
APR.................................................4
Business Day.......................................34
Cede............................................2, 40
Certificate Interest Distribution Account..........46
Certificate Principal Distribution Account.........46
Certificateholders.................................39
Certificateholders' Interest Distributable Amount..39
Certificates.......................................39
Class A Noteholders' Interest Distributable Amount.50
Class A Notes......................................33
Class A-1 Final Scheduled Distribution Date........34
Class A-1 Interest Carryover Shortfall.............33
Class A-1 Interest Distributable Amount............33
Class A-1 Monthly Interest Distributable Amount....33
Class A-1 Notes....................................33
Class A-1 Rate.....................................34
Class A-2 Final Scheduled Distribution Date........34
Class A-2 Interest Carryover Shortfall.............33
Class A-2 Interest Distributable Amount............33
Class A-2 Monthly Interest Distributable Amount....33
Class A-2 Notes....................................33
Class A-2 Rate.....................................34
Class A-3 Final Scheduled Distribution Date........34
Class A-3 Interest Carryover Shortfall.............33
Class A-3 Interest Distributable Amount............33
Class A-3 Monthly Interest Distributable Amount....33
Class A-3 Notes....................................33
Class A-3 Rate.....................................34
Class A-4 Final Scheduled Distribution Date........34
Class A-4 Interest Carryover Shortfall.............33
Class A-4 Interest Distributable Amount............33
Class A-4 Monthly Interest Distributable Amount....33
Class A-4 Notes....................................33
Class A-4 Rate.....................................34
Class B Final Scheduled Distribution Date..........34
Class B Interest Carryover Shortfall...............33
Class B Monthly Interest Distributable Amount......33
Class B Noteholders' Interest Distributable
        Amount..................................34,50
Class B Notes......................................33
Class B Rate.......................................34
Class C Certificate Balance........................39
Class C Certificateholders.........................39
Class C Certificateholders' Interest Carryover
        Shortfall..................................39
Class C Certificates...............................39
Class C Final Scheduled Distribution Date..........39
Class C Rate.......................................39
Clearstream........................................40
Clearstream Participants...........................42
Closing Date.......................................22
Code...............................................11
Collection Account.................................45
Collection Period..................................34
Contracts..........................................17
Custodian..........................................20
Dealer Agreements..................................17
Dealers............................................17
Definitive Securities..............................41
Depositaries.......................................40
Depositor...........................................4
Determination Date.................................44
Distribution Date...............................5, 34
DTC................................................40
Eligible Deposit Account...........................45
Eligible Institution...............................45
Eligible Investments...............................45
ERISA..............................................55
Euroclear......................................40, 42
Euroclear Cooperative..............................42
Euroclear Operator.................................42
Euroclear Participants.............................42
FDIA...............................................14
FDIC...............................................14
Federal Reserve Board..............................16
Final Scheduled Distribution Date............6, 7, 27
Financed Vehicles..................................21
FIRREA.............................................14
First Allocation of Principal......................50
Huntington......................................4, 16
Huntington Bancshares..............................16
Huntington Documents...............................15
Indenture..........................................33
Indenture Events of Default........................35
Indenture Trustee...............................4, 38
Initial Class A-1 Note Balance.....................33
Initial Class A-2 Note Balance.....................33
Initial Class A-3 Note Balance.....................33
Initial Class A-4 Note Balance.....................33
Initial Class B Note Balance.......................33
Initial Class C Certificate Balance................39
Initial Cutoff Date.............................4, 21
Initial Cutoff Date Pool Balance...................21
Initial Overcollateralization Amount...........10, 46
Initial Receivables.............................4, 21
Interest Accrual Period..........................5, 7
Interest Distribution Amount.......................47
Liquidated Receivable..............................48
Moody's............................................11
Motor Vehicle Contracts............................17
Nonrecoverable Advance.............................44
Note Interest Distribution Account.................45
Noteholders........................................34
Notes..............................................33
Obligor............................................22
Original Pool Balance...........................5, 21
Overcollateralization Target Amount............10, 47
Owner Trustee...................................4, 21
PAP................................................18
Participants.......................................40
Plan...............................................55
Pool Balance.......................................35
Principal Distribution Account.....................45
Proposed Rule......................................15
Purchase Amount....................................43
Rating Agencies....................................11
Realized Losses....................................48
Receivables.....................................4, 21
Receivables Purchase Agreement.....................21
Record Date........................................34
Recoveries.........................................48
Regular Principal Allocation.......................50
Regular Principal Distribution Amount..............47
Reserve Account....................................45
Reserve Account Release Amount.....................47
Reserve Account Required Amount....................45
Reserve Account Withdrawal Amount..................46
Rules..............................................41
S&P................................................11
Sale and Servicing Agreement.......................22
Second Allocation of Principal.....................50
Securities......................................4, 39
Seller..............................................4
Servicer............................................4
Servicer Termination Event.........................53
Servicer's Certificate.............................44
Servicing Fee......................................50
Servicing Fee Rate.................................50
Statement to Securityholders.......................51
Subsequent Cutoff Date..........................4, 21
Subsequent Cutoff Date Pool Balance................21
Subsequent Receivables.............................21
Terms and Conditions...............................42
Total Distribution Amount..........................47
Transfer and Servicing Agreements..................43
Trust...........................................4, 20
Trust Accounts.....................................45
Trustees...........................................41
Underwriters.......................................56
Underwriting Agreement.............................56








PROSPECTUS

                              ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                           (EACH ISSUABLE IN SERIES)

                          SSB VEHICLE SECURITIES INC.

         The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between SSB Vehicle Securities Inc. (the "Company") or a limited purpose finance subsidiary of the Company organized and established by the Company (each such limited purpose finance subsidiary, a "Transferor"), as depositor (the "Depositor" and the Trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, retail installment loans, purchase money notes or other notes (the "Receivables") secured by new or used (i) automobiles, light-duty trucks and motorcycles and/or (ii) recreational vehicles, certain monies due or received thereunder on and after the applicable Cut-off Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement. For additional information, please see "Risk Factors--Risks Associated with Subsequent Receivables and the Pre-Funding Account" below.

         Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and/or interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 8 HEREOF AND IN THE RELATED PROSPECTUS SUPPLEMENT.

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, SSB VEHICLE SECURITIES INC., THE SERVICER, THE SELLER(S) OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES IS GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

       Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

September 21, 1999


                             AVAILABLE INFORMATION

         SSB Vehicle Securities Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including SSB Vehicle Securities Inc., that file electronically with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ted Yarbrough, SSB Vehicle Securities Inc., 7 World Trade Center, New York, New York 10048; telephone 212-816-6000.



                               SUMMARY OF TERMS

The following summary is qualified by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer...................     With respect to each series of Securities, the
                              trust (the "Trust" or the "Issuer") to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust
                              Agreement") among the Depositor and the trustee specified in the related Prospectus Supplement
                              (the "Trustee") and, if so specified in the related Prospectus Supplement, a limited purpose affiliate of the Seller (the "Seller Affiliate") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, a "Pooling and Servicing Agreement") among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "Servicer").

Company..................     SSB Vehicle Securities Inc. (the "Company"). See
                              "The Company".

Depositor................     With respect to each series of Securities,
                              either the Company or a limited purpose finance subsidiary of the Company (each such limited purpose finance subsidiary, a "Transferor").

Seller(s)................     With respect to each series of Securities, the
                              Seller(s) will be specified in the related
                              Prospectus Supplement.

Servicer.................     With respect to each series of Securities, the
                              Servicer will be specified in the related
                              Prospectus Supplement.

Trustee..................     With respect to each series of Securities, the
                              Trustee will be specified in the related
                              Prospectus Supplement.

Indenture Trustee........     With respect to any applicable series of
                              Securities, the Indenture Trustee will be specified in the related Prospectus Supplement.

The Notes................     A series of Securities may include one or more
                              classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related
                              Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                              Unless otherwise specified in the related
                              Prospectus Supplement, Notes will be available for purchase in minimum denominations of $1,000 and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive--Securities".

                              Except in the case of any Strip Notes (as defined below), each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                              With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                              In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                              If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), one or more classes of the outstanding Notes may be subject to partial redemption on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Certificates.........     A series may include one or more classes of
                              Certificates and may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                              Unless otherwise specified in the related
                              Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement,
                              Certificateholders will be able to receive
                              Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                              Except in the case of any Strip Certificates (as defined below), each class of Certificates will have a stated Certificate Balance specified in the related Prospectus Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate, or the method for determining the Pass Through Rate, for each class of Certificates.

                              With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                              If a series of securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement. If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Trust Property.......     The property of each Trust will include a pool
                              of retail installment sale contracts, retail installment loans, purchase money notes or other notes (the "Receivables") secured by new or used
                              (i) automobiles, light-duty trucks and
                              motorcycles (the "Financed Motor Vehicles") and/or (ii) recreational vehicles (the "Financed
                              Recreational Vehicles"), including rights to receive certain payments made with respect to such Receivables, security interests in the Financed Motor Vehicles and Financed
                              Recreational Vehicles (collectively, the
                              "Financed Vehicles") financed thereby, certain accounts and the proceeds thereof and any proceeds from claims on certain related insurance policies. On or prior to the Closing
                              Date specified in the related Prospectus
                              Supplement with respect to a Trust, the
                              Seller(s) will sell or transfer Receivables (the
                              "Initial Receivables") having an aggregate principal balance specified in the related
                              Prospectus Supplement as of the dates specified therein (the "Initial Cut-off Date") to the
                              Depositor, and the Depositor will transfer the Initial Receivables to such Trust on the Closing
                              Date pursuant to either a Sale and Servicing
                              Agreement among the Depositor, the Servicer and the Trustee (as amended and supplemented from time to time, a "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding
                              Account, any Reserve Account and any other account identified in the applicable Prospectus
                              Supplement.

                              To the extent provided in the related Prospectus Supplement, the Seller(s) will be obligated (subject only to the availability thereof) to sell to the Depositor which will be obligated to purchase and sell to the related Trust, and such Trust will then be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement), additional Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days after the Closing Date, and with respect to any other Trust will not exceed the period of one year after the Closing Date. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

                              The Receivables arise or will arise from loans originated by motor vehicle and recreational vehicle dealers (the "Dealers") and purchased, directly or indirectly, by a Seller(s) and sold to the Depositor. The Receivables will be selected from the contracts and loans owned by a Seller(s) or the Depositor based on the criteria specified in the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

Credit and Cash Flow
 Enhancement.............     If and to the extent specified in the related
                              Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve
                              Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or other arrangements.
                              Unless otherwise specified in the related
                              Prospectus Supplement, any form of credit or cash flow enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Transfer and Servicing
 Agreements.............      With respect to each Trust, the Seller will sell
                              the related Receivables to the Depositor, which, in turn, will sell the related Receivables to such Trust pursuant to a Sale and Servicing
                              Agreement or a Pooling and Servicing Agreement.
                              The rights and benefits of any Trust under a Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series. The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. If so specified in the related Prospectus Supplement, the person specified therein as Administrator will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes, which duties, in the absence of an Administrator, would be performed for such Trust by the related
                              Indenture Trustee or by the Depositor.

                              Unless otherwise specified in the related
                              Prospectus Supplement, the Servicer will advance scheduled payments under each Precomputed Receivable which shall not have been timely made (a "Precomputed Advance"), to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables. With respect to Simple Interest Receivables, the Servicer shall advance any interest shortfall (a "Simple Interest Advance" and, together with a Precomputed Advance, an "Advance"). The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

                              Unless otherwise provided in the related
                              Prospectus Supplement, the Depositor will be obligated to repurchase any Receivable from the Trust, and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor, if the interest of the applicable Trust in such Receivable is materially adversely affected by a breach of any representation or warranty made by such Seller with respect to the Receivable, if the breach has not been cured following the discovery by or notice to such Seller and the Depositor of the breach. If so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute to be summarized in the related Prospectus Supplement.

                              Unless otherwise provided in the related
                              Prospectus Supplement, the Servicer will be obligated to purchase or make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled Maturity Date (as defined in the related Prospectus Supplement, the "Final Scheduled Maturity Date"), changes the annual percentage rate ("APR") or amount of a scheduled payment of such Receivable or fails to maintain a perfected security interest in the related Financed Vehicle.

                              Unless otherwise specified in the related
                              Prospectus Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, plus certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

Certain Legal Aspects
 of the Receivables;
 Repurchase
 Obligations ............     In connection with the sale of Receivables to a
                              Trust, security interests in the Financed
                              Vehicles securing such Receivables will be assigned, directly or indirectly, by the related
                              Dealer to the Seller(s) and by the Seller(s) to the Depositor and by the Depositor to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Motor
                              Vehicles and those Financed Recreational
                              Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect any such assignments, the Uniform Commercial Code ("UCC") financing statements in respect of those Financed
                              Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments.
                              In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests.
                              However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or because of fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle.

                              Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure.


Tax Status...............     Owner Trust

                              Unless the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, it is the opinion of Tax Counsel to such Trust that for federal income tax purposes: (i) all or certain specified classes of Notes of such series will be characterized as debt and
                              (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Noteholder, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income and state income tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Material Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made" herein.

                              Grantor Trust

                              If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, it is the opinion of Tax Counsel to such Trust that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See--"Material Federal Income Tax Consequences--Trusts Treated as a Grantor Trust" herein.

                              FASIT

                              If the Prospectus Supplement specifies that the related Trust will be treated as a financial asset securitization investment trust ("FASIT"), it is the opinion of Tax Counsel that such Trust will on the startup date qualify as a FASIT and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a FASIT under the Code assuming a timely FASIT election is made. Based on the foregoing and assuming compliance with the Transaction Documents, certain of the Securities will qualify as regular interests in a FASIT ("Regular Securities") which will generally be treated as debt for U.S. federal income tax purposes. The beneficial owners of FASIT Regular Securities will be required to include the interest payable on such FASIT Regular Securities in gross income as such interest accrues, regardless of the regular method of tax accounting and in advance of receipt of the cash attributable to such interest income. See "Material Federal Income Tax Consequences -- Trusts for which a FASIT Election is Made" herein.

ERISA Considerations.....     Subject to the considerations discussed under
                              "ERISA Considerations" herein and in the related
                              Prospectus Supplement, and unless otherwise specified therein, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans. Unless otherwise specified in the related Prospectus
                              Supplement, the Certificates of any series that are subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement
                              Income Security Act of 1974, as amended
                              ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.


                                 RISK FACTORS

Certain Legal Aspects--Security Interests in Financed Vehicles may be Limited

         Trusts May Not Have a Perfected Security Interest in Certain Financed Vehicles. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be, or will have been, assigned by the Seller(s) to the Depositor and by the Depositor to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles financed in states where security interests in recreational vehicles, are subject to certificate of title statutes will not be amended to reflect such assignments, and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states.

         Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the related Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor any Receivable sold to such Trust as to which a perfected security interest in the name of the related Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second month following the discovery by or notice to the Seller(s) of such breach. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. Moreover, such repurchase obligations will not address or remedy the circumstance where a perfected security interest in the name of the related Seller in the Financed Vehicle securing a Receivable has not been perfected in the related Trust as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected and, as a result, the amount available for distribution to the Securityholders may be adversely affected.

         Certain Liens Will Have Priority over a Perfected Security Interest. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. None of the Seller(s), the Servicer or the Depositor will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" herein.

Certain Legal Aspects--Security Interest in Receivables May be Limited

         The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York and Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed Custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of the interest of each Trust and any related Indenture Trustee in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements.

Certain Legal Aspects--Consumer Protection Laws May Reduce Payments to Securityholders

         Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The inability of a Trust to realize amounts would in respect of such Receivable could adversely affect the amount available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" herein.

Certain Legal Aspects--Insolvency May Result in Delays or Reductions of Payments to Securityholders

         Each Seller will represent and warrant that the transfer of Receivables by it to the Depositor will constitute a sale. In addition, the Depositor intends that the transfer of Receivables by it to the Trust will constitute a sale.

         Considerations Relating to the Insolvency of a Nonbank Seller or the Depositor. If either a Seller that is not a bank (a "Nonbank Seller") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of either were to become a debtor in a bankruptcy case and the assets of the Nonbank Seller or Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Depositor or such Trust, as the case may be, should, notwithstanding the intent of the parties that it be treated as a sale, instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Nonbank Seller to the Depositor or by the Depositor to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Nonbank Seller or the Depositor, as applicable, arising before such Receivables transfer may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Nonbank Seller's or Depositor's bankruptcy estate and would not be available to their respective creditors.

         Considerations Relating to an Insolvency Event of the Depositor or the Seller Affiliate Related to Certain Trusts. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of either the Depositor or the Seller Affiliate identified therein, the Indenture Trustee or Trustee for such trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

         Octagon Gas Case. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon holding would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in Octagon were applied in a bankruptcy of the Depositor or a Seller, however, even if the transfer of Receivables to the Depositor and the transfer of the Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's or Seller's bankruptcy estate (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

Reliance on Representations and Warranties by the Depositor, the Seller(s) and the Servicer Which Proves to be Inadequate May Result in Delays or Reductions of Payment to Securityholders

         None of the Seller(s), the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the sale of Receivables by the Seller(s) to the Depositor and the Depositor to a Trust, the Seller(s) will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to repurchase from the Trust and the related Seller would be required to simultaneously repurchase from the Depositor Receivables with respect to which such representations and warranties have been breached. Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The Depositor's obligation to make such repurchase or substitution is contingent upon the related Seller performing its obligation to repurchase or substitute for such Receivable from the Depositor. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures". If collections on any Receivable should be reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Depositor, the Seller and/or the Servicer, as the case may be, and the Depositor, the Seller and/or the Servicer should fail for any reason to perform in accordance with that obligation, then delays in payments on the Securities and reductions in the amount of those payments could occur. Moreover, if the Servicer were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

         Subordination of Certain Certificates May Result in Reduced Payments to Those Certificates. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series.

         Limited Assets and Risk that such Assets will not be Sufficient to Pay Securities in Full. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Seller(s), the Depositor, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted, the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquencies, loan losses and repossessions with respect to the Receivables.

         Risk that Prepayments will Adversely Affect Average Life and Yields of Securities. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to repurchase from the Trust, and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under the caption "Certain Legal Aspects--Insolvency Considerations--Considerations Relating to an Insolvency Event of the Depositor or the Seller Affiliate Related to Certain Trust", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor or any Seller Affiliate occurs.

         Risk of Commingling by the Servicer May Lead to Funds not being Available for Distribution. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as the servicer specified in the related Prospectus Supplement is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer should be unable to remit such funds, such funds would not be available for distribution to the applicable Securityholders and such Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

Risks Associated with Subsequent Receivables and the Pre-Funding Account

         If so specified in the related Prospectus Supplement, the Seller(s) will be obligated to sell, and the Depositor will be obligated to purchase and then transfer to the related Trust which Trust will then be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days from and after the Closing Date and, with respect to any other Trust, will not exceed the period of one year from and after the Closing Date. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

         Changes in Characteristics of Receivables Pool Due to Subsequent Receivables. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. Underwriting criteria, if any, applicable to Subsequent Receivables will be set forth in the applicable Prospectus Supplement. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. However, except as otherwise set forth in the applicable Prospectus Supplement and unless the applicable underwriting criteria so permit, it is not expected that such variance in the characteristics of the entire pool due to the inclusion of Subsequent Receivables will be materially different from the characteristics of the pool of Initial Receivables. Nevertheless, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables.

         Subsequent Receivables May Affect Weighted Average Maturity of Notes Issued by a FASIT. Subsequent Receivables could extend the weighted average life of Notes in a particular FASIT. The outstanding principal amount of each Class of Notes will be payable on their respective Final Scheduled Distribution Dates. The Final Scheduled Distribution Date for each Class of Notes will not be extended or shortened by the addition of Subsequent Receivables.

         Use of Balance in Pre-Funding Account to Prepay Securities May Adversely Affect Average Life and Yields of Securities. A higher than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

Rights of the Noteholders to Direct Certain Matters May Adversely Affect Certificateholders

         In general, with respect to any Trust issuing Notes, until the Notes have been paid in full the right to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders.

         For example, with respect to a Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

Book-Entry Registration May Reduce the Liquidity of the Securities

         Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".


                                  THE TRUSTS

         With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, purchase money notes or other notes between dealers (the "Dealers") and purchasers (the "Obligors") of new and used (i) automobiles, light-duty trucks and motorcycles ("Financed Motor Vehicles," and the Receivables with respect thereto, "Motor Vehicle Receivables") and/or (ii) recreational vehicles ("Financed Recreational Vehicles," and the Receivables with respect thereto, "Recreational Vehicle Receivables") or installment loans made to Obligors for such purchases and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cut-off Date ") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cut-off Date in the case of Simple Interest Receivables. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. The Receivables of each Receivables Pool were or will be originated by the Dealers or lenders, purchased by the Seller(s), directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements") or such lenders and sold to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Seller(s) will sell the Receivables to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement;
(ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Depositor in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

         The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. See "Risk Factors--Certain Legal Aspects--Security Interest in Financed Vehicles," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

         If the protection provided to any holders of a series of Notes by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states or, if applicable, under federal law, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables" herein.

         The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

FASIT Election

         If specified in the related Prospectus Supplement, principal collections received on the Receivables may be applied to purchase additional Receivables which will become part of the Trust Fund for a series. Such additions may be made in connection with a Trust Fund that is taxed as a partnership or with respect to which a FASIT election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Receivables will be required to meet. Such characteristics will be specified in terms of the categories described in this section.

The Trustee

         The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator, if any, of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                             THE RECEIVABLES POOLS

General

         The Receivables in each Receivables Pool are and will be retail installment sales contracts, retail installment loans, purchase money orders or other notes that have been or will be originated by a Dealer and purchased by a Seller pursuant to a Dealer Agreement between the related seller (the "Seller") and the Dealer and will be Motor Vehicle Receivables and/or Recreational Vehicle Receivables. Receivables held by any Seller may have been acquired from other Sellers. The Sellers of each of the Motor Vehicle Receivables and/or Recreational Vehicle Receivables may include banks, finance companies or other financial institutions and will be entities involved in the financing of each of the particular types of assets (i.e., new and used automobiles, light duty trucks and motorcycles, and new and used recreational vehicles) securing the Receivables being sold by such Seller and in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, retail installment loans and other receivables secured by each of such asset types. Each Seller with respect to a series of Securities will be identified in the related Prospectus Supplement. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions. Receivables of a Seller will be transferred to the Depositor pursuant to a Receivables Purchase Agreement for sale by the Depositor to the applicable Trust.

         The Receivables to be held by each Trust will be purchased by the Depositor from the portfolio of the Seller(s) for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable (i) is secured by a new or used motor vehicle or motorcycle recreational vehicle,
(ii) was originated in the United States, (iii) is a Simple Interest Receivable or a Precomputed Receivable and (iv) as of the Cut-off Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due, (c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had an APR of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables. Terms of the retail installment sales contracts, retail installment loans, purchase money orders or notes constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

         "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

         "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

         Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by APR and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool made up by Motor Vehicle Receivables and/or Recreational Vehicle Receivables and the portion of each category secured by new Financed Vehicles and by used Financed Vehicles.

Subsequent Receivables

         Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities.

Underwriting

         The related Prospectus Supplement will describe the Seller(s)' underwriting procedures and guidelines, including the type of information reviewed in respect of an applicant.

Servicing and Collections

         The related Prospectus Supplement will describe the Servicer's servicing procedures, including the steps customarily taken in respect of delinquent Receivables and the maintenance of physical damage insurance.

Delinquencies, Repossessions and Net losses

         Certain information concerning the Seller(s)' loss and delinquency experience with respect to its portfolio of motor vehicle loans and/or recreational vehicle loans (including previously sold contracts which a Seller continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Depositor or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rates of prepayment of motor vehicle loans and recreational vehicle loans are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to repurchase from a Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

         The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of
(a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

         Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".


                                USE OF PROCEEDS

         Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Depositor, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from the Seller(s) and to pay for certain expenses incurred in connection with the purchase of Receivables and sale of Securities.


                                  THE COMPANY

         SSB Vehicle Securities Inc. (the "Company") was incorporated in the State of Delaware on November 7, 1997 as a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. The Depositor maintains its principal office at 7 World Trade Center, New York, New York 10048. Its telephone number is (212) 816-6000.

         The only obligations, if any, of the Company with respect to a series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related Prospectus Supplement, substitute for) Receivables under certain circumstances, but only to the extent the related Seller simultaneously performs its obligation to repurchase such Receivables. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle. The Company does not have, is not required to have, and is not expected in the future to have, any significant assets.

         As specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates and/or Notes may be an affiliate of the Company. The Company anticipates that it will acquire Receivables in the open market or in privately negotiated transactions, which may be through or from a Seller or Transferor.

         None of the Company, the Seller(s) or any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.


                           DESCRIPTION OF THE NOTES

General

         With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

Principal of and Interest on the Notes

         The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

         To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

The Indenture

         Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

         Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Seller(s) or an affiliate of any of them;
(v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

         The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

         Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days (or such longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 50% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 50% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

         If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of such Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

         Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

         In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

         Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

         No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.



                        DESCRIPTION OF THE CERTIFICATES

General

         With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

         Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

Distributions of Principal and Interest

         The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of, or method of determining, distributions with respect to principal of and interest on each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and the Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.


                 CERTAIN INFORMATION REGARDING THE SECURITIES

         Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement.

Fixed Rate Securities

         Each class of Fixed Rate Securities will bear interest at the applicable Interest Rate or Pass Through Rate per annum, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

Floating Rate Securities

         Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

         The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"),
(iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

         "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

         As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

         CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

         The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

         Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                             D X 360
                     Money Market Yield  = -------------  X 100
                                           360 - (D X M)

where "D" refers to the applicable rate per annum for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

         The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

         Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

         The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

         LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on either, as specified in the related Prospectus Supplement, (a) the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (b) the Telerate Page 3750 ("LIBOR Telerate"). For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If LIBOR is LIBOR Reuters and at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security. If neither LIBOR Reuters or LIBOR Telerate is specified in the related Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

         Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

         The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

         The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

Book-Entry Registration

         Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Clearstream or Euroclear. Cede, as nominee for DTC, will hold the Securities. Clearstream and Euroclear will hold omnibus positions in the Notes on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC's participating organizations (the
"Participants") will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Clearstream Banking, societe anonyme, a company with limited liability under Luxembourg law and formerly known first as "Cedel S.A." and more recently as "Cedelbank" ("Clearstream") is a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Class of Securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s) for the related Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described under "Definitive Securities" below.

         Except as required by law, neither the Administrator, if any, nor the applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

         If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Applicable Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Applicable Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

         Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

         Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

Reports to Securityholders

         With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

          (vii) the amount of the aggregate realized losses, if any, for the second preceding Collection Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or substituted for in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

          (xii)for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and
(viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

         In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period for such Trust required by Rule 15d-1 of Regulation D under the Exchange Act.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements.

Sale and Assignment of Receivables

         On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Seller(s) specified in such Prospectus Supplement will transfer and assign, without recourse, to the Depositor their respective entire interests in the related Initial Receivables and their security interests in the related Financed Vehicles pursuant to a receivables purchase agreement (a "Receivables Purchase Agreement"). On or prior to such Closing Date, the Depositor will transfer and assign to the Applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller(s) and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller(s) to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

         In each Receivables Purchase Agreement the related Seller will represent and warrant to the Depositor and, in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller(s)' normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the related Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller(s) elects, the first) month following the discovery by or notice to the Seller(s) of a breach of any representation or warranty of the Seller(s) that materially and adversely affects the interests of the related Trust in any Receivable, the Depositor, unless the breach is cured, will repurchase such Receivable from such Trust and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The repurchase obligation (or, if applicable, the substitution alternative with respect thereto) constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach. The Depositor's obligation to make such purchase or substitution is contingent upon the related Seller performing its corresponding obligation to purchase (or, if applicable, substitute for) such Receivable from the Depositor.

         Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale contracts, retail installment loans, purchase money notes or other notes and any other documents relating to the Receivables. The Depositor and the Seller(s)' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

Accounts

         With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of the related Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

         If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors with respect to Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

         Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

         For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle, recreational vehicle retail sale contracts or retail installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

Servicing Procedures

         The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to motor vehicle and/or recreational vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself and that are comparable to such Receivables. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the related Receivable at public or private sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

         The Servicer may from time to time perform any portion of its servicing obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third party subservicers. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that, not withstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer serviced the Receivables directly.

Collections

         With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period ") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) there exists no Servicer Default and (ii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

         Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period when the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

Advances

         Precomputed Receivables. If so provided in the related Prospectus Supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance in the amount of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool or from any other source of funds identified in the related Prospectus Supplement.

         Simple Interest Receivables. If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee (the "Servicing Fee") for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of the available funds for the related collection Period prior to any distribution(s) on the related Payment Date or Distribution Date to the Noteholders or the Certificateholders of the related series.

         With respect to any Trust, the Servicer will generally collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle and/or recreational vehicle as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool.

Distributions

         With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal of and interest (or, where applicable, of principal of or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

Credit and Cash Flow Enhancement

         The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

         Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor or such other person specified in the related Prospectus Supplement.

Net Deposits

         As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with the Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

Statements to Trustees and Trust

         Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders" herein.

Evidence as to Compliance

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and the Applicable Trustee or Trustee statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and the Applicable Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Applicable Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

Certain Matters Regarding the Servicer

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law and except as provided below. No such resignation will become effective until the Applicable Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

Servicer Default

         "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 50% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Servicer Default

         In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 50% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

Waiver of Past Defaults

         With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

Amendment

         Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

         Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

Payment of Notes

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement.

Termination

         With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

         In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage not lower than 5% as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

         If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

         As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

Administration Agreement

         If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

         The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale.

Security Interest in Vehicles

         In states in which retail installment sale contracts and installment loans such as the Motor Vehicle and Recreational Vehicle Receivables evidence the credit sale of automobiles, light-duty trucks or recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, except as noted below, a security interest in Financed Vehicles is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the Financed Vehicle's certificate of title. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers, which may constitute the Financed Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreation vehicles is perfected by filing pursuant to the provisions of the UCC.

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related Receivable purchased by it from a Dealer, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related recreational vehicles under the UCC. Because the Servicer will continue to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from a Seller to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from a Seller to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

         Pursuant to each Receivables Purchase Agreement, each Seller will assign to the Depositor its interests in the Financed Vehicles securing the Motor Vehicle and Recreational Vehicle Receivables assigned by that Seller to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 assignments for those Financed Recreational Vehicles for which perfection is governed by the UCC).

         In most states, an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the assignee succeeds thereby to the assignor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the assignment to the Applicable Trustee of a security interest in Financed Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Applicable Trustee is not perfected, such assignment of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the applicable Seller, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. However, UCC financing statements with respect to the transfer of each Seller's security interest in related Financed Vehicles to the Depositor and the transfer to the applicable Trust of the Seller's security interest in such Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         In addition, even in those states where an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and of the related Seller under the Receivables Purchase Agreement and would create an obligation of the Depositor to repurchase the related Receivable from the Trust and of the related Seller to simultaneously repurchase the related Receivable from the Depositor unless the breach were cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Special Considerations--Certain Legal Aspects--Security Interests in Financed Vehicles".

         Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle or recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle or recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

         Under the laws of most states, liens for repairs performed on a motor vehicle or recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Receivables Purchase Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the related Seller's repurchase obligation under the applicable Receivables Purchase Agreement.

Repossession

         In the event of default by vehicle purchasers, the holder of the motor vehicle or recreational vehicle installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the federal Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson--Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

         Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

         Under each Receivables Purchase Agreement, the related Seller will warrant to the related Depositor (who will in turn assign its rights under such warranty to the applicable Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement) that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS ") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Tax Counsel"), regarding certain federal income tax matters is discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

         The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust or whether an election is made to treat the Trust as a FASIT under the Code. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

Trusts for which a Partnership Election is Made

         With respect to a Trust for which a partnership election is made, it is the opinion of Tax Counsel that such Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's opinion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

         Tax Consequences to Noteholders

         Treatment of the Notes as Indebtedness. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat such Notes as debt for federal income tax purposes. It is the opinion of Tax Counsel that such Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain or loss will be long-term capital gain or loss if the Note were held for more than one year. Capital losses generally may be used only to offset capital gains. Prospective holders are urged to consult their own tax advisors regarding these provisions.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on the applicable Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a
Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by the applicable Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         New Withholding Regulations. Recently, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

         Tax Consequences to Certificateholders

         Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. Unless otherwise indicated in the Prospectus Supplement, the applicable Seller will represent that the Receivables were not issued with OID, and, therefore, the Trust would not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50% or more of the capital and profits in the Trust would cause a deemed contribution of assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the parties of the old partnership in liquidation thereof and not constitute a sale or exchange.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on the applicable IRS Form W-8 or substantially similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Trusts Treated as Grantor Trusts

         If a partnership election is not made, it is the opinion of Tax Counsel that such a Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

         With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

         Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term capital gain or loss if the Grantor Trust Certificate has been owned for more than one year.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

         As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Person.

         Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         New Withholding Regulations. Recently, the Treasury Department issued the New Regulations which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Trusts for which a FASIT Election is Made

         General. It is the opinion of Tax Counsel that the Trust will, on the startup day, qualify as a FASIT and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a FASIT under the Code assuming a timely FASIT election is made. Based on the foregoing and assuming compliance with the Transaction Documents, certain of the Securities will qualify as regular interests in a FASIT ("Regular Securities") which will generally be treated as debt for U.S. federal income tax purposes. The Small Business Job Protection Act of 1996 added Sections 860H through 860L of the Code (the "FASIT Provisions "), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT "). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of Regular Securities and the ownership interest (the "Ownership Securities," with the Regular Securities, the "Securities") in a FASIT (the "FASIT Securityholders "). Investors also should note that the FASIT discussion contained herein constitutes only the material federal income tax consequences to holders of FASIT Securities. The Receivables will only be added to or deleted from a Trust Fund for which a FASIT election has been made only in a manner consistent with additions or deletions that would be permitted in the case of a REMIC.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interest" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in
Section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interest,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) it if pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually,
(ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest". In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification. If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities

         General. Payments received by holders of FASIT Regular Securities other than High-Yield Interests will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method and accordingly, may report income prior to the receipt of any cash distribution corresponding to such income. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner as other debt instruments. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of FASIT Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such FASIT Regular Security becoming wholly or partially worthless, and that, in general, holders of FASIT Regular Securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such FASIT Regular Securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of FASIT Regular Securities may be allowed a bad debt deduction at such time that the principal balance of any such FASIT Regular Security is reduced to reflect realized losses resulting from any liquidated Underlying Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Underlying Assets remaining in the related FASIT have been liquidated or the FASIT Regular Securities of the related Series have been otherwise retired. Potential investors and Holders of the FASIT Regular Securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such FASIT Regular Securities, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on FASIT Regular Securities.

         In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interest. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transfer still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of other debt instruments would be subject. For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of other debt instruments.


                                     * * *

         THE FEDERAL TAX CONSEQUENCES SET FORTH ABOVE MAY NOT BE APPLICABLE TO A PARTICULAR NOTEHOLDER OR CERTIFICATEHOLDER DEPENDING UPON SUCH NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF FUTURE CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Senior Certificates Issued by Trusts that Do Not Issue Notes

         Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

         The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (i) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

         (iii) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Ratings Service, Moody's Investor Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

          (iv) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (v) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (vi) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of Benefit Plans for which the fiduciary renders investment advice or has discretionary authority are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit Plans sponsored by the Depositor, the related Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

         The Prospectus Supplement for each series will indicate the classes of Securities offered thereby to which the Exemptions will apply.


                             PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

         In each Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

         This Prospectus may be used, to the extent required, by the Underwriter in connection with offers and sales related to market making transactions.

         Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                LEGAL OPINIONS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Brown & Wood LLP, New York, New York, and for the Underwriter for such series by Brown & Wood LLP. Material federal income tax matters will be passed upon for each Trust by Brown & Wood LLP.



                                INDEX OF TERMS

Actuarial Receivables.......................................................15
Administration Agreement....................................................40
Administration Fee..........................................................40
Administrator...............................................................39
Advance......................................................................5
Advances....................................................................35
Applicable Trustee..........................................................27
APR..........................................................................6
Base Rate...................................................................23
Benefit Plan................................................................56
Calculation Agent...........................................................23
Calculation Date....................................................24, 25, 27
CD Rate.....................................................................24
CD Rate Determination Date..................................................24
CD Rate Security............................................................23
Cede........................................................................12
Certificate Balance..........................................................4
Certificate Distribution Account............................................33
Certificate Pool Factor.....................................................16
Certificates.................................................................1
Clearstream.................................................................28
Clearstream Participants....................................................28
Closing Date................................................................31
Code........................................................................44
Collection Account..........................................................32
Collection Period...........................................................34
Commercial Paper Rate.......................................................24
Commercial Paper Rate Determination Date....................................24
Commercial Paper Rate Security..............................................23
Commission...................................................................2
Company............................................................1, 2, 3, 17
Composite Quotations........................................................23
Cooperative.................................................................28
Cut-off Date................................................................13
Dealer Agreements...........................................................13
Dealers..................................................................5, 13
Definitive Certificates.....................................................29
Definitive Notes............................................................29
Definitive Securities.......................................................29
Depositaries................................................................27
Depositor....................................................................1
Depository..................................................................17
Distribution Date...........................................................22
DTC.........................................................................12
DTC's Nominee...............................................................12
Eligible Corporations.......................................................54
Eligible Deposit Account....................................................33
Eligible Institution........................................................33
Eligible Investments........................................................33
ERISA........................................................................7
Euroclear...................................................................28
Euroclear Operator..........................................................28
Euroclear Participants......................................................28
Events of Default...........................................................19
Exchange Act.................................................................2
Exemption...................................................................57
FASIT....................................................................7, 53
FASIT Provisions............................................................53
FASIT Qualification Test....................................................54
FASIT Securityholders.......................................................53
Federal Funds Rate..........................................................25
Federal Funds Rate Determination Date.......................................25
Federal Funds Rate Security.................................................23
Final Scheduled Maturity Date................................................6
Financed Motor Vehicles..................................................4, 13
Financed Recreational Vehicles...........................................4, 13
Financed Vehicles............................................................4
Fixed Rate Securities.......................................................23
Floating Rate Securities....................................................23
foreign person..............................................................45
FTC Rule....................................................................43
Funding Period...............................................................3
Grantor Trust Certificateholders............................................49
Grantor Trust Certificates..................................................49
H.15(519)...................................................................23
High-Yield Interest.........................................................54
Indenture....................................................................3
Indenture Trustee............................................................1
Index Maturity..............................................................23
Indirect Participants.......................................................27
Initial Cut-off Date.........................................................4
Initial Pool Balance........................................................39
Initial Receivables..........................................................4
Insolvency Event............................................................38
Interest Rate................................................................3
Interest Reset Date.........................................................23
Interest Reset Period.......................................................23
Investment Earnings.........................................................33
IO 54
IRS.........................................................................44
Issuer.......................................................................3
LIBOR.......................................................................25
LIBOR Determination Date....................................................25
LIBOR Reuters...............................................................25
LIBOR Security..............................................................23
LIBOR Telerate..............................................................25
London Banking Day..........................................................25
Money Market Yield..........................................................24
Motor Vehicle Receivables...................................................13
new partnership.............................................................47
New Regulations.............................................................46
Nonbank Seller...............................................................9
Note Distribution Account...................................................33
Note Pool Factor............................................................16
Notes........................................................................1
Obligors....................................................................13
OID.........................................................................44
OID regulations.............................................................44
old partnership.............................................................47
Ownership Securities........................................................53
Participants............................................................18, 27
Pass Through Rate............................................................4
Payahead Account............................................................33
Payaheads...................................................................34
Payment Date................................................................18
Plan Assets Regulation......................................................57
Pool Balance................................................................17
Pooling and Servicing Agreement..............................................3
Precomputed Advance..........................................................5
Precomputed Receivables.....................................................15
Pre-Funded Amount............................................................5
Pre-Funding Account.......................................................1, 3
Prospectus Supplement........................................................1
Purchase Amount.............................................................32
Rating Agencies.............................................................11
Receivables...............................................................1, 4
Receivables Pool............................................................13
Receivables Purchase Agreement..............................................31
Recreational Vehicle Receivables............................................13
Registration Statement.......................................................2
Regular Securities.......................................................7, 53
Related Documents...........................................................20
Reserve Account.............................................................36
Restricted Group............................................................58
Reuters Screen LIBO Page....................................................25
Rule of 78's Receivables....................................................15
Rules.......................................................................28
Sale and Servicing Agreement.................................................4
Schedule of Receivables.....................................................31
Section 1286 Treasury Regulations...........................................50
Securities...............................................................1, 53
Securities Act...............................................................2
Seller......................................................................14
Seller Affiliate.............................................................3
Senior Certificates.........................................................57
Servicer..................................................................1, 3
Servicer Default............................................................37
Servicing Fee...............................................................35
Servicing Fee Rate..........................................................35
Short-Term Note.............................................................45
Simple Interest Advance......................................................5
Simple Interest Receivables.................................................15
Spread......................................................................23
Spread Multiplier...........................................................23
Strip Certificates...........................................................4
Strip Notes..................................................................3
Subsequent Receivables....................................................1, 5
Subsequent Transfer Date....................................................32
Tax Counsel.................................................................44
Telerate Page 3750..........................................................26
Terms and Conditions........................................................29
Transfer and Servicing Agreements...........................................31
Transferor................................................................1, 3
Treasury bills..............................................................26
Treasury Rate...............................................................26
Treasury Rate Determination Date............................................26
Treasury Rate Security......................................................23
Trust.....................................................................1, 3
Trust Accounts..............................................................33
Trust Agreement..............................................................3
Trustee...................................................................1, 3
U.S. Person.................................................................53
UCC......................................................................6, 32
Underwriting Agreement......................................................58


                                                                        ANNEX I


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant


Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption of non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of such change. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for non-U.S. Person with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 or Form W-8BEN may be filed by the beneficial owner of Notes or such owner's agent. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 or Form W-8ECI filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.




                             Prospectus Supplement


                         Huntington Auto Trust 2000-A

                 $130,000,000              % Asset Backed Notes, Class A-1
                 $108,000,000              % Asset Backed Notes, Class A-2
                 $166,000,000              % Asset Backed Notes, Class A-3
                 $ 71,000,000              % Asset Backed Notes, Class A-4
                 $ 15,000,000              % Asset Backed Notes, Class B
                 $  5,000,000              % Asset Backed Certificates, Class C

                         The Huntington National Bank
                              Seller and Servicer


                          SSB Vehicle Securities Inc.
                                   Depositor


                                 Class A Notes

                             Salomon Smith Barney

                           Huntington Capital Corp.

                                Lehman Brothers


                    Class B Notes and Class C Certificates

                             Salomon Smith Barney


         You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these Securities in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this Prospectus Supplement and the Prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of these Securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these Securities will deliver a Prospectus Supplement and Prospectus until June , 2000.